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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230630

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 16, 2020.

Preliminary prospectus supplement
(To prospectus dated March 29, 2019)

Zai Lab Limited

10,564,050 Ordinary Shares

          We are offering 10,564,050 ordinary shares, par value US$0.00006 per share, as part of a global offering, comprising an International Offering of 9,792,350 ordinary shares offered hereby, and a Hong Kong Public Offering of 771,700 ordinary shares.

          ADSs representing our ordinary shares are listed on the Nasdaq Global Market, or the Nasdaq, under the symbol "ZLAB." On September 15, 2020, the last reported trading price of our ADSs on the Nasdaq was US$78.80 per ADS, or HK$610.72 per ordinary share, based upon an exchange rate of HK$7.7502 to US$1.00. Each ADS represents one ordinary share.

          We will determine the offer price for both the International Offering and the Hong Kong Public Offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the global offering, which is expected to be on or about September 21, 2020. The maximum offer price for the Hong Kong Public Offering is HK$648.00, or US$83.61, per ordinary share (equivalent to US$83.61 per ADS).

          The allocation of ordinary shares between the International Offering and the Hong Kong Public Offering is subject to reallocation. For more information, see "Underwriting" beginning on page S-35 of this prospectus supplement. The public offering price in the International Offering may differ from the public offering price in the Hong Kong Public Offering. See "Underwriting—Pricing." The International Offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the global offering that may be resold from time to time into the United States in compliance with applicable law.

          We have applied to list our ordinary shares on the Hong Kong Stock Exchange pursuant to Chapter 19C and Chapter 18A of the Hong Kong Stock Exchange Listing Rules under the stock code "9688."

          Investing in the ordinary shares involves a high degree of risk. See the "Risk Factors" beginning on page S-11 of this prospectus supplement, in any accompanying prospectus and in any documents incorporated by reference into this prospectus supplement.

          Neither the United States Securities and Exchange Commission, or the SEC, nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE HK$                  PER ORDINARY SHARE

	Per Ordinary Share	Total

Public offering price	HK$ (1)	HK$

Underwriting discount and commissions payable by us(2)	HK$	HK$

Proceeds to us (before expenses)(3)	HK$	HK$

(1)
Equivalent to approximately US$                per ADS, based upon each ADS representing one ordinary share and an exchange rate of HK$                to US$1.00.

(2)
See "Underwriting" of this prospectus supplement for a detailed description of compensation payable to the underwriters.

(3)
Includes estimated proceeds to us (before expenses) of HK$                from the sale of 771,700 ordinary shares in the Hong Kong Public Offering.

          We have granted the international underwriters the option, exercisable by J.P. Morgan Securities (Asia Pacific) Limited, Goldman Sachs (Asia) L.L.C. and Citigroup Global Markets Asia Limited or the Joint Representatives, on behalf of the international underwriters, to purchase up to an additional 1,584,600 ordinary shares at the public offering price in the International Offering until 30 days after the last day for the lodging of applications under the Hong Kong Public Offering to cover over-allocations in the International Offering, if any. Goldman Sachs (Asia) L.L.C. or its affiliate expects to enter into a borrowing arrangement with QM11 Limited that is intended to facilitate the settlement of over-allocations. If such agreement is entered into, Goldman Sachs (Asia) L.L.C. or its affiliate is obligated to return ordinary shares to QM11 Limited by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or QM11 Limited for the loan of these ordinary shares.

          The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about                , 2020.

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

J.P. Morgan	Goldman Sachs	Citigroup

Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

Jefferies

Joint Bookrunners and Joint Lead Managers

BofA Securities	Credit Suisse	CICC	Haitong International

The date of this prospectus supplement is                         , 2020.

        You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. Neither we nor the underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. Neither we nor the underwriters are making an offer of the ordinary shares in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Global Offering (as defined in this prospectus supplement under the "Underwriting" section) and supplements information contained in the accompanying prospectus and certain documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus dated March 29, 2019 and included in the registration statement on Form F-3 (No.333-230630) initially filed with the SEC on March 29, 2019, as amended on January 21, 2020, which describes more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        The Global Offering comprises an International Offering and a Hong Kong Public Offering (each as defined in this prospectus supplement under the "Underwriting" section). Other than the Hong Kong Public Offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference market and industry data that was obtained from third parties and industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement is generally reliable, such information is inherently imprecise.

        The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        You should carefully read the accompanying prospectus, this prospectus supplement, the documents incorporated by reference in the accompanying prospectus and this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision, together with additional information described below under the heading "Where You Can Find More Information" and "Incorporation of Documents by Reference."

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

  •
  "ADSs" refers to the American Depositary Shares, each of which represents one ordinary share;

  •
  "China" or the "PRC" refers to the People's Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

S-ii

  •
  "Company," "Zai Lab," "we," "us" and "our" refer to Zai Lab Limited and its consolidated subsidiaries;

  •
  "Core Products" refer to ZEJULA and Tumor Treating Fields;

  •
  "HK$" and "Hong Kong dollars" are to the legal currency of the Hong Kong Special Administrative Region of the People's Republic of China;

  •
  "our Form 20-F" refers to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 29, 2020;

  •
  "shares" or "ordinary shares" refers to our ordinary shares, par value US$0.00006 per share;

  •
  "RMB" refers to the legal currency of China; and

  •
  "U.S. dollars," "US$," "dollars" and "$" refer to the legal currency of the United States.

        Our reporting currency is U.S. dollars. This prospectus supplement contains translations of Renminbi and Hong Kong dollar amounts into U.S. dollars at specific rates solely for your convenience. Unless otherwise stated, all translations of financial data in Renminbi and Hong Kong dollars into U.S. dollars and from U.S. dollars into Renminbi in this prospectus were made at a rate of RMB7.0651 to US$1.00 and HK$7.7501 to US$1.00, the respective exchange rate on June 30, 2020 set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that Renminbi or Hong Kong dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars at any particular rate or at all.

S-iii

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our operational results and other future conditions. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "seek," "target," "potential," "will," "would," "could," "should," "continue," "contemplate" and other similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated herein by reference and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the "Risk Factors" section of this prospectus supplement, the accompanying prospectus and the documents incorporated herein, including the risks outlined under the heading "Risk Factors" in our Form 20-F, and therein by reference, which include, but are not limited to, the following:

  •
  our ability to successfully commercialize ZEJULA, Optune and any other products and drug candidates that we may obtain regulatory approval for;

  •
  the initiation, timing, progress and results of our pre-clinical studies and clinical trials, and our research and development programs;

  •
  the timing or likelihood of regulatory filings and approvals;

  •
  our ability to continue to develop our commercialization team and our sales and marketing capabilities;

  •
  our ability to contract on commercially reasonable terms with contract research organizations, or CROs, third-party suppliers and manufacturers;

  •
  the pricing and reimbursement of our drug candidates, if approved;

  •
  our ability to contract on commercially reasonable terms with CROs;

  •
  the disruption of our business relationships with our licensors;

  •
  our ability to operate our business without breaching our licenses or other intellectual property-related agreements;

  •
  cost associated with defending against intellectual property infringement, product liability and other claims;

  •
  regulatory developments in China, the United States and other jurisdictions;

  •
  the ability to obtain additional funding for our operations;

  •
  the rate and degree of market acceptance of our products and drug candidates;

  •
  developments relating to our competitors and our industry;

  •
  our ability to effectively manage our growth; and

S-iv

  •
  our ability to retain key executives and to attract, retain and motivate personnel.

        These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference.

        Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this prospectus and the documents incorporated herein by reference, those results or developments may not be indicative of results or developments in subsequent periods.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference speaks only as of the date of such statement. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information more fully described elsewhere in this prospectus and within the materials incorporated by reference herein. Because it is a summary, it does not contain all the information that you should consider before buying the securities offered by this prospectus. You should read the entire prospectus and the documents incorporated by reference in their entirety, including the "Risk Factors" section in this prospectus supplement, the risks outlined under the heading "Risk Factors" in our Form 20-F and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 11, 2020, titled "Zai Lab Limited Supplemental and Updated Disclosures," and our consolidated financial statements and the related notes incorporated by reference into this prospectus before deciding to invest in the securities.

Overview

        We are an innovative, research-based, commercial-stage biopharmaceutical company with a focus on discovering, licensing, developing and commercializing therapies that address areas of large unmet medical need in the China and global markets, including the fields of oncology, infectious and autoimmune diseases. By effectively executing our plan and closely following our strategy, we have built an integrated platform to bring both in-licensed and internally-discovered novel therapeutics to patients globally. We believe we are one of the first biopharmaceutical companies in China to scale, allowing us to further capitalize on the latest innovation and business opportunities globally.

        Since our inception, we have executed our strategic approach of in-licensing promising biopharmaceutical products via global collaboration and investing in internal discovery and development efforts. Our robust portfolio consists of 16 products and drug candidates, including two commercialized products in China, Hong Kong and Macau and seven assets in pivotal or potentially registration-enabling trials in oncology and infectious diseases, which are therapeutic areas with large unmet needs and lack of innovative treatment options in Greater China. Although we have limited experience in manufacturing and commercializing ourmproducts and drug candidates, we are nevertheless at the inflection point of commercialization with recent launches of ZEJULA and Optune (Tumor Treating Fields) in multiple regions, empowered by our commercialization team with heritage from top-selling MNCs and innovative oncology brands. We believe that we remain the trusted partner in our areas of focus for the biopharmaceutical industry as we provide a differentiated approach for our collaborators to achieve success while also conducting timely trials and achieving eventual commercialization of promising therapies, accelerating access to the large patient population.

        We founded Zai Lab with the intent to build a highly differentiated biopharmaceutical company delivering transformative therapies to patients. We have assembled a leadership team of industry veterans with global experience in the biopharmaceutical sector who have been at the frontier of framing the Chinese biopharma industry for more than two decades. Led by our experienced management team, we have developed into a leading biopharmaceutical company with products approved in Greater China, broad pipeline with differentiated innovative assets from collaboration and in-house development and state-of-art capabilities across research and development, clinical development and commercialization.

        We have assembled a deep, clinically-validated and innovative portfolio through collaborations and partnerships with global biopharmaceutical companies as well as in-house discovery and development, targeting large markets and characterized by high unmet medical need. We believe our product portfolio is one of the most robust and differentiated portfolios in the biopharmaceutical sector in China with therapeutics that aim to treat serious diseases such as gynecologic cancer, gastric cancer, brain cancer, lung cancer and multidrug-resistant bacterial infections. The following table summarizes the global development status of our portfolio of commercialized products and drug candidates and programs.

        Our team has successfully advanced each of the programs above on timelines that have met or exceeded our expectations. For example, it took us less than three years from ZEJULA's FDA approval to commercial launch in China. It took us less than three months from obtaining the exclusive license for Optune to commercial launch in Hong Kong, and an additional 20 months further to commercial launch in China, without the need of a clinical trial. In less than six years since our founding, we have successfully transformed into a fully-integrated commercial enterprise. Beyond ZEJULA and Optune, we have submitted two NDAs with respect to omadacycline and ripretinib, respectively, which are under priority review. On September 8, 2020, the NMPA also approved our sNDA for ZEJULA as a maintenance treatment of adult patients with advanced epithelial ovarian, fallopian tube, or primary peritoneal cancer who are in a complete or partial response to first-line platinum-based chemotherapy.

        To implement on our commercialization strategy, we have built our own commercial team to execute the successful launches of ZEJULA and Optune in China, Hong Kong and Macau. We launched ZEJULA in China in January 2020, and as of August 31, 2020, ZEJULA has been successfully enrolled into the regional reimbursement program that complements China's basic medical insurance scheme in one province and six cities. As of August 31, 2020, ZEJULA has also been listed in 17 commercial health insurances and 12 supplemental insurances guided by municipal governments; in addition, since we launched Optune in China in June 2020, Optune has been listed in four supplemental insurances guided by provincial or municipal governments, as of August 31, 2020, both of which underscores our execution capability in bringing important therapies to patients.

        In addition to our development stage products, we have seen similar success in building comprehensive in-house research and development capabilities in China and the U.S. We have assembled an integrated drug discovery and development team with nearly 400 dedicated personnel who have extensive experience from discovery, translational medicine to late stage development and have been directly involved in the discovery and development of several innovative drug candidates. Through these efforts over the past few years, we have advanced two of our in-house discovery candidates, namely ZL-1102 and ZL-1201, with global intellectual property into global clinical development and we plan to have multiple innovative and differentiated assets move into the clinical development over the next few years. We believe our discovery initiatives along with our collaborations with leading academic institutions will enable us to achieve our long-term goal of generating a sustainable, internally discovered product pipeline of new products and drug candidates for patients around the world.

        To supplement our discovery, research and development and commercialization efforts, we have also efficiently established both large and small molecule drug manufacturing capabilities, capable of supporting clinical and commercial production of our drug candidates. These facilities would allow us to produce both large and small molecule therapeutics under global standards, such as current good manufacturing practices, or cGMP. Our small molecule manufacturing facility supports the commercial production of ZEJULA. The production capacity of our small molecule manufacturing facility is up to 50 million units per year for both commercial oral tablets and capsules. During the two years ended December 31, 2018 and 2019 and the six months ended June 30, 2020, less than 10 percent of the total production capacity of our small molecule manufacturing facility was utilized. Our large molecule manufacturing facility supports the clinical production of ZL-1201. The annual production capacity of our large molecule manufacturing capacity is up to 12 to 18 200L or 1000L clinical batches, respectively. During the two years ended December 31, 2018 and 2019 and the six months ended June 30, 2020, approximately 40% of the production capacity of our large molecule manufacturing facility was utilized. We intend to expand our manufacturing capacity in a manner that will provide us with tangible and intangible benefits, including cost advantages, better control over quality and enhanced compliance capabilities and better ability to plan logistics for commercialization of drug candidates.

        We aim to stay at the forefront of innovation in our industry by quickly and efficiently adopting technologies to further enhance our capabilities across research and development, manufacturing and commercialization. Together with our unique and strengthening platform and commitment to global standards, we believe we will contribute significantly to the improvement of the well-being of the patients globally.

Our Strengths

        We believe the following strengths have contributed to our success and differentiate us from our competitors:

  •
  Proprietary platform committed to bring innovative therapies to patients

  •
  Highly differentiated and validated portfolio of assets with significant commercial opportunities

  •
  Established disease area strongholds within oncology driving scale and operational synergies

  •
  Distinguished world-class leadership team and deep talent pool

  •
  Proven institutionalized execution capabilities and track record of success

  •
  Fully-integrated global biopharmaceutical platform with end-to-end capabilities

Our Strategies

        Since our inception in 2013, our mission has been to leverage our expertise and insight to address the increasing needs of patients in China and to utilize our China-based competencies to improve the lives of patients worldwide. To achieve our mission, we intend to capitalize on our strengths to pursue the following strategies:

  •
  Rapidly ramp up the sales of our commercialized products and establish a strong commercial presence in Greater China

  •
  Further expand our drug pipeline through our proprietary platform

  •
  Seek expedited approval on our late-stage clinical assets and advance other clinical or IND stage candidates through development stages

  •
  Enhance our internal research platform and discovery efforts

  •
  Efficiently grow our world-class organization and invest in our capabilities to support our global aspirations

Risk Factors

        Our operations and the Global Offering involve certain risks and uncertainties, some of which are beyond our control and may affect your decision to invest in us and/or the value of your investment. Some of the major risks we face include:

  •
  We have incurred significant losses since our inception and anticipate that we will continue to incur losses in the future and may never achieve or maintain profitability.

  •
  We will continue to require substantial additional funding for our drug development programs and for our commercialization efforts for ZEJULA, Optune and other products for which we may obtain regulatory approval, which may not be available on acceptable terms, or at all. If we are unable to raise capital on acceptable terms when needed, we could incur losses or be forced to delay, reduce or terminate such efforts.

  •
  Raising additional capital or entering into certain other arrangements may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our technologies or drug candidates.

  •
  We have a very limited operating history, which may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

  •
  Even though we have launched ZEJULA and Optune in China, Hong Kong and Macau, we may never obtain approval of ZEJULA and Optune for other indications or jurisdictions outside of the regulatory approvals we have already obtained, which would limit our ability to realize their full market potential.

  •
  We are invested in the commercial success of ZEJULA and Optune and our ability to generate product revenues in the near future is highly dependent on the commercial success of ZEJULA in China, Hong Kong and Macau and Optune in China and Hong Kong.

  •
  Many of our drug candidates are still in clinical development. If we are unable to obtain regulatory approval and ultimately commercialize these drug candidates or experience significant delays in doing so, our business, financial condition, results of operations and prospects may be materially adversely harmed.

  •
  We may allocate our limited resources to pursue a particular product, drug candidate or indication and fail to capitalize on products, drug candidates or indications that may later prove to be more profitable or for which there is a greater likelihood of success.

  •
  Our products and drug candidates are subject to extensive regulation, and we cannot give any assurance that any of our drug candidates will receive any, or that any of our products will receive any additional, regulatory approval or be successfully commercialized.

  •
  If safety, efficacy, manufacturing or supply issues arise with any therapeutic that we use in combination with our products and drug candidates, we may be unable to market such products or drug candidates or may experience significant regulatory delays or supply shortages, and our business could be materially harmed.

        See "Risk Factors" on page S-11 of this prospectus supplement for a discussion of risks related to our ordinary shares, ADSs and the Global Offering. In addition, you should carefully consider the matters discussed under "Risk Factors" in our Form 20-F and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 11, 2020, titled "Zai Lab Limited Supplemental and Updated Disclosures," as well as other documents incorporated by reference into the accompanying prospectus.

Recent Development

  Outbreak of COVID-19

        In December 2019 a respiratory illness known as COVID-19 caused by a novel strain of coronavirus, SARS-CoV-2 emerged. As of September 7, 2020 (the "Latest Practicable Date"), we believe we have experienced only minimal disruption to our commercialization of ZEJULA and Optune and our planned clinical trials since the outbreak. For example, due to business interruptions to hospitals and treatment centers in China arising in connection with the outbreak of COVID-19, some patients have experienced difficulties in accessing hospital care and, as a result, our commercialization team has had fewer opportunities to reach patients who could benefit from ZEJULA or Optune. In addition, we have experienced delays in the enrollment of patients in our clinical trials due to the outbreak of COVID-19. Our commercial partners and licensors also have similarly experienced delays in enrollment of patients to their clinical trials due to the outbreak of COVID-19 in their respective territories. However, none of our NDA submission and acceptance or CTA approvals are delayed. In addition, there is no impact on most of our clinical studies and execution because we either completed enrollment before COVID-19 outbreak or we were in preparation of study start-up at that time. Further, as of the Latest Practicable Date, we have not experienced material supply disruptions or backlog due to the outbreak of COVID-19. We cannot guarantee, however, that the COVID-19 pandemic will not further escalate or have any material adverse effect on our results of operations. Please refer to "Risk Factors—We face risks related to health epidemics, including the recent COVID-19 pandemic, which could have a material adverse effect on our business and results of operations" for further details.

  Extraordinary General Meeting

        On September 4, 2020, we held an extraordinary general meeting (the "Meeting"). Holders of a total of 74,931,299 ordinary shares, constituting more than one-third of all of our voting share capital in issue as of the record date of August 7, 2020, were present in person or by proxy at the Meeting. Both resolutions duly proposed in the notice of the Meeting were approved at the Meeting.

        As the result of the approval of the resolutions, the first sentence of the second paragraph in the Section titled "Description of Share Capital" in the registration statement on Form F-3 (No.333-230630) initially filed with the SEC on March 29, 2019, is hereby amended and restated to read in its entirety to read as follows: "Our authorized share capital consists of $30,000.00 divided into 500,000,000 ordinary shares, with a par value of $0.00006 each."

        Following the receipt of shareholder approval at the Meeting, we filed the Fifth Amended and Restated Memorandum of Association with the Cayman Islands Registrar of Companies to reflect the increase of our authorized share capital to US$30,000 divided into 500,000,000 shares of a nominal or par value of US$0.00006. A copy of the Fifth Amended and Restated Memorandum of Association is incorporated by reference herein.

Fungibility and Conversion between ADSs and Ordinary Shares

        In connection with our Hong Kong Public Offering, and to facilitate fungibility and conversion between ADSs and ordinary shares and trading between Nasdaq and the Hong Kong Stock Exchange, we intend to move a portion of our issued ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

        In addition, all ordinary shares offered in both the International Offering and the Hong Kong Public Offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa. See "Exchange Between Ordinary Shares Trading in Hong Kong and ADSs.

        It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks Related to Our Ordinary Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and Listing of our Shares on the Hong Kong Stock Exchange."

Corporate Information

        Our company was founded in the Cayman Islands on March 28, 2013 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. Our principal executive offices are located at 4560 Jinke Road, Bldg. 1, 4F, Pudong, Shanghai, China 201210. Our telephone number at that address is +86 21 6163 2588. The address of our registered office in the Cayman Islands is Harbour Place 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KY1-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 10 E. 40th Street, 10th Floor, New York, NY 10016.

THE GLOBAL OFFERING

Offering price	HK$ per ordinary share
The Global Offering

We are offering 10,564,050 ordinary shares, par value US$0.00006 per share, in a Global Offering, comprising an International Offering of 9,792,350 ordinary shares offered hereby, and a Hong Kong Public Offering of 771,700 ordinary shares.

Option to Purchase Additional Ordinary Shares:

We have granted the international underwriters the option, exercisable by the Joint Representatives, to purchase up to an additional 1,584,600 ordinary shares at the International Offer Price (as described in this prospectus supplement under the "Underwriting" section) until 30 days after the last day for the lodging of applications under the Hong Kong Public Offering to cover over-allocations in the International Offering, if any. Goldman Sachs (Asia) L.L.C. or its affiliate expects to enter into a borrowing arrangement with and QM11 Limited that is intended to facilitate the settlement of over-allocations.

Ordinary Shares Issued Immediately After the Global Offering:

85,939,561 ordinary shares (or 87,524,161 ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), excluding any shares which may be issued upon the exercise of any options granted under the equity plans.

Use of Proceeds

We estimate that we will receive net proceeds from the Global Offering of approximately HK$6,613.8 million (US$853.4 million) assuming the option of the international underwriters to purchase additional ordinary shares is not exercised, or HK$7,612.3 million (US$982.2 million) if the over-allotment option is exercised in full, after deducting estimated underwriting fees and the estimated offering expenses payable by us. We plan to use the net proceeds we will receive from the Global Offering for (i) our Core Products, through strengthening R&D efforts and enhancing our commercialization capabilities, (ii) advancing our ongoing and planned clinical trials and preparation for registration filings of other drug candidates in our pipeline, (iii) exploring new global licensing and collaboration opportunities, (iv) continuing investing in and expanding our internal discovery pipeline and recruit and train high-caliber talent globally and (v) working capital and other general corporate purposes.

See "Use of Proceeds" for further details.

Lock-up

We, our executive officers, our directors and QM11 Limited have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any ADSs, ordinary shares or securities convertible into or exercisable or exchangeable for the ADSs or ordinary shares for a period of 90 days following the date of this prospectus supplement. See "Underwriting" for more information.

Risk factors

You should carefully read "Risk Factors" beginning on page S-11 and the other information included in this prospectus supplement and the accompanying prospectus, our Form 20-F, Exhibit 99.1 to our Current Report on Form 6-K furnished to the SEC on September 11, 2020 as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in the ordinary shares.

Proposed Hong Kong Stock Exchange Code for the ordinary shares	9688
Payment and Settlement	The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about , 2020.

SUMMARY CONSOLIDATED FINANCIAL DATA

        The following selected consolidated statement of operations data for the years ended December 31, 2019, 2018 and 2017, and the selected balance sheet data as of December 31, 2019 and 2018 have been derived from our audited consolidated financial statements included in our Form 20-F, which is incorporated by reference into this prospectus supplement.

        The following selected consolidated statement of operations data for the six months ended June 30, 2020 and 2019 and the selected balance sheet data as of June 30, 2020 have been derived from our audited consolidated financial statements for the six months ended June 30, 2020 and as of June 30, 2020 and related notes included in Exhibit 99.1, titled "Consolidated Financial Statements as of June 30, 2020 and for the six months ended June 30, 2019 (unaudited) and 2020," to our Form 6-K dated September 11, 2020, which is incorporated by reference into this prospectus supplement.

        You should read the following information in conjunction with (1) our audited consolidated financial statements for the three years ended December 31, 2019 and as of December 31, 2019 and 2018 and related notes and "Item 5. Operating and Financial Review and Prospects" in our Form 20-F, (2) our audited consolidated financial statements for the six months ended June 30, 2020 and as of June 30, 2020 and related notes included in Exhibit 99.1, titled "Consolidated Financial Statements as of June 30, 2020 and for the six months ended June 30, 2019 (unaudited) and 2020," to our Form 6-K dated September 11, 2020, and (3) "Financial Information" in Exhibit 99.1, titled "Zai Lab Limited Supplemental and Updated Disclosures," to our Form 6-K dated September 11, 2020, as well as the other financial information included elsewhere in this prospectus supplement or incorporated by reference in the accompanying prospectus.

        Our historical results for any period are not necessarily indicative of results to be expected for any future period. Our consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP.

	Six Months Ended June 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
	(US$, in thousands, except share and per share data)
		(Unaudited)
Consolidated Statement of Operations data
Revenue	19,213	3,420	12,985	129	—
Cost of sales	(4,980)	(882)	(3,749)	(43)	—
Gross profit	14,233	2,538	9,236	86	—
Research and development expenses	(102,049)	(58,928)	(142,221)	(120,278)	(39,342)
Selling, general and administrative expenses	(42,472)	(29,489)	(70,211)	(21,576)	(12,049)
Loss from operations	(130,288)	(85,879)	(203,196)	(141,768)	(51,391)
Interest income	2,882	3,365	8,232	3,261	527
Interest expenses	(114)	(137)	(293)	(40)	—
Changes in fair value of warrants	—	—	—	—	200
Other (expense) income, net	(691)	(307)	938	59	530
Loss before income taxes and share of loss from equity method investment	(128,211)	(82,958)	(194,319)	(138,488)	(50,134)
Income tax expense	—	—	—	—	—
Share of loss from equity method investment	(406)	(316)	(752)	(587)	(250)
Net loss	(128,617)	(83,274)	(195,071)	(139,075)	(50,384)
Weighted-average shares used in calculating net loss per ordinary share, basic and diluted(1)	73,847,551	60,919,842	64,369,490	52,609,810	21,752,757
Net loss per share, basic and diluted(1)	(1.74)	(1.37)	(3.03)	(2.64)	(2.32)

(1)
See Note 2 to our audited consolidated financial statements for the six months ended June 30, 2020 and as of June 30, 2020 and related notes included in Exhibit 99.1, titled "Consolidated Financial Statements as of June 30, 2020 and for the six months ended June 30, 2019 (unaudited) and 2020," to our Form 6-K dated September 11, 2020, for a description of the method used to calculate basic and diluted net loss per share.

		As of December 31,
	As of June 30, 2020
		2019	2018
	(US$, in thousands)
Consolidated balance sheet data:
Cash and cash equivalents	258,604	75,932	62,952
Short-term investments(1)	205,000	200,000	200,350
Total assets	548,214	355,153	301,987
Total shareholders' equity	465,466	294,660	251,081
Total current liabilities	56,555	46,635	48,842
Total non-current liabilities	26,193	13,858	2,064

(1)
Short-term investments are primarily comprised of the time deposits with original maturities between three months and one year.

RISK FACTORS

        Any investment in the ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth below, which discuss risks related to our ordinary shares, ADSs and the Global Offering, together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the ordinary shares. In addition, you should carefully consider the matters discussed under "Risk Factors" in the Form 20-F and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 11, 2020, titled "Zai Lab Limited Supplemental and Updated Disclosures," as well as other documents incorporated by reference into the accompanying prospectus. Any of the following risks and the risks described in the Form 20-F and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 11, 2020, titled "Zai Lab Limited Supplemental and Updated Disclosures," and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks related to our Ordinary Shares, the ADSs, the Listing and the Global Offering

As a company applying for listing under Chapter 19C and Chapter 18A, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

        As we are applying for listing under Chapter 19C and Chapter 18A of the Listing Rules, we will not be subject to certain provisions of the Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes, content of financial statements as well as certain other continuing obligations. In addition, in connection with the Listing, we have applied for a number of waivers and/or exemptions from strict compliance with the Listing Rules, the Companies (WUMP) Ordinance, the Takeovers Codes and the SFO. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.

        Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our ordinary shares and ADSs over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Listing Rules, the Companies (WUMP) Ordinance, the Takeovers Codes and the SFO, which could result in our incurring of incremental compliance costs.

The trading prices of our Ordinary Shares and/or ADSs can be volatile, which could result in substantial losses to you.

        The trading price of our ordinary shares and/or ADSs can be volatile and fluctuate widely in response to a variety of factors, many of which are beyond our control. For example, from September 19, 2017 to the Latest Practicable Date, the closing price of our ADSs ranged from a high of US$89.48 to a low of US$14.29 per ADS. In addition, the performance and fluctuation of the market prices of other companies with business operations located mainly in the PRC that have listed their securities in Hong Kong or the United States may affect the volatility in the price of and trading volumes for our ordinary shares and/or ADSs. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of these PRC companies' securities may affect the overall investor sentiment towards other PRC companies listed in Hong Kong or the United States and consequently may impact the trading performance of our ordinary shares and/or ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities.

        In addition to market and industry factors, the price and trading volume for our ordinary shares and/or ADSs may be highly volatile for specific business reasons, including:

  •
  announcements of regulatory approval or a complete response letter, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

  •
  announcements of therapeutic innovations, new products, acquisitions, strategic relationships, joint ventures or capital commitments by us or our competitors;

  •
  adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

  •
  any adverse changes to our relationship with manufacturers or suppliers; the results of our testing and clinical trials;

  •
  the results of our efforts to acquire or license additional drug candidates; variations in the level of expenses related to our existing products and drug candidates or preclinical, clinical development and commercialization programs;

  •
  any intellectual property infringement actions in which we may become involved; announcements concerning our competitors or the pharmaceutical industry in general; fluctuations in product revenue, sales and marketing expenses and profitability; manufacture, supply or distribution shortages;

  •
  variations in our results of operations; announcements about our results of operations that are not in line with analyst expectations, the risk of which is enhanced because it is our policy not to give guidance on results of operations; publication of operating or industry metrics by third parties, including government statistical agencies, that differ from expectations of industry or financial analysts;

  •
  changes in financial estimates by securities research analysts; media reports, whether or not true, about our business;

  •
  additions to or departures of our management; fluctuations of exchange rates between the RMB, the U.S. dollar and Hong Kong dollar;

  •
  release or expiry of lock-up or other transfer restrictions on our outstanding ordinary shares or ADSs;

  •
  sales or perceived potential sales of additional ordinary shares or ADSs by us, our executive officers and directors or our shareholders; general economic and market conditions and overall fluctuations in the U.S. or Hong Kong equity markets; changes in accounting principles; and

  •
  changes or developments in the PRC or global regulatory environment.

        Furthermore, the stock market, in general, and pharmaceutical and biotechnology companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our ordinary shares and/or ADSs, regardless of our actual operating performance. Further, the current volatility in the financial markets and related factors beyond our control may cause the ordinary share and/or ADS price to decline rapidly and unexpectedly.

        In addition, our directors and employees may face additional exposure to claims and lawsuits as a result of their position in other public companies. The existence of litigation, claims, investigations and proceedings against our directors and employees, even if they do not involve our company, may harm our reputation and adversely affect the trading price of our ordinary shares and/or ADSs.

We may be at an increased risk of securities class action litigation.

        Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because biotechnology and biopharmaceutical companies have experienced significant share price volatility in recent years. If we were to be sued, it could result in substantial costs and a diversion of management's attention and resources, which could harm our business.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

        Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to file a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weaknesses in internal control over financial reporting could result in financial statement errors which, in turn, could lead to errors in our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management's attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

        If we fail to maintain effective internal control over financial reporting in the future, our management and our independent registered public accounting firm may not be able to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of our ordinary shares and/or ADSs could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the ADSs may not be able to remain listed on Nasdaq.

While we currently enjoy exemptions afforded to a foreign private issuer, we will be subject to U.S. domestic issuer disclosure requirements beginning on January 1, 2021, which could result in significant additional costs and expenses.

        We currently still enjoy certain exemptions afforded to a foreign private issuer for the year of 2020, during which period we are not required to comply with all of the periodic disclosure and current reporting requirements of the U.S. Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are currently not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by the Cayman Islands requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the U.S. Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our ordinary shares or ADSs.

        In addition, as a foreign private issuer, we are currently permitted to take advantage of certain provisions in Nasdaq rules that allow us to follow Cayman Islands law for certain governance matters.

Certain corporate governance practices in the Cayman Islands may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of Nasdaq in respect of the following: (i) the majority independent director requirement under Section 5605(b)(1) of Nasdaq rules, (ii) the requirement under Section 5605(d) of Nasdaq rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation, (iii) the requirement under Section 5605(e) of Nasdaq rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors and (iv) the requirement under Section 5605(b)(2) of Nasdaq rules that our independent directors hold regularly scheduled executive sessions. Therefore, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

        However, the determination of foreign private issuer status is made annually on the last business day of an issuer's most recently completed second fiscal quarter and, in our case, June 30, 2020. We have determined that, as of July 1, 2020, more than 50% of our ordinary shares were directly or indirectly held by residents of the U.S. and, therefore, we will file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on January 1, 2021, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the U.S. Exchange Act beginning on January 1, 2021. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under Nasdaq rules described above beginning on January 1, 2021. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We do not currently intend to pay dividends on our securities, and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our ordinary shares and/or ADSs.

        We have never declared or paid any dividends on our ordinary shares. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, investors are not likely to receive any dividends on their ordinary shares and/or ADSs at least in the near term, and the success of an investment in our ordinary shares and/or ADSs will depend upon any future appreciation in its value. Consequently, investors may need to sell all or part of their holdings of our ordinary shares and/or ADSs after price appreciation, which may never occur, to realize any future gains on their investment. There is no guarantee that our ordinary shares and/or ADSs will appreciate in value or even maintain the price at which our investors purchased the ordinary shares and/or ADSs.

Fluctuations in the value of the renminbi may have a material adverse effect on our results of operations and the value of your investment.

        The value of the renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, China government changed its decade-old policy of pegging the value of the renminbi to the U.S. dollar, and the renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted, and the exchange rate between the renminbi and U.S. dollar remained within a narrow band. In June 2010, the PBOC announced that China government would increase the flexibility of the exchange rate, and thereafter allowed the renminbi to appreciate slowly against the U.S. dollar within the narrow band fixed by the PBOC. However, more recently, on August 11, 12 and 13, 2015, the PBOC significantly devalued the renminbi by fixing its price against the U.S. dollar 1.9%, 1.6%, and 1.1% lower than the previous day's value, respectively. On October 1, 2016, the renminbi joined the International Monetary Fund's basket of currencies that make up the Special Drawing Right, or SDR, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the renminbi depreciated significantly while the U.S. dollar surged and China experienced persistent capital outflows. With the development of the foreign exchange market and progress towards interest rate liberalization and renminbi internationalization, the Chinese government may in the future announce further changes to the exchange rate system. There is no guarantee that the renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the renminbi and the U.S. dollar in the future.

        Significant revaluation of the renminbi may have a material adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars into renminbi for our operations, appreciation of the renminbi against the U.S. dollar would have an adverse effect on the renminbi amount we would receive from the conversion. Conversely, if we decide to convert our renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the renminbi would have a negative effect on the U.S. dollar amount available to us. In addition, appreciation or depreciation in the value of the renminbi relative to U.S. dollars would affect our financial results reported in U.S. dollar terms regardless of any underlying change in our business or results of operations.

        Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert renminbi into foreign currency.

Holders of ADSs have fewer rights than our shareholders and must act through the depositary to exercise their rights.

        Holders of our ADSs do not have the same rights as our shareholders and may only exercise the voting rights with respect to the underlying shares in accordance with the provisions of the deposit agreement. Under our articles of association, an annual general meeting and any extraordinary general meeting may be called with not less than seven days' notice. When a general meeting is convened, the holders of ADSs may not receive sufficient notice of a shareholders' meeting to permit them to withdraw the shares underlying their ADSs to allow them to vote with respect to any specific matter. If we ask for the instructions of the holders of ADSs, we will give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date and the depositary will send a notice to the holders of ADSs about the upcoming vote and will arrange to deliver our voting materials to them. The depositary and its agents, however, may not be able to send voting instructions to the holders of ADSs or carry out their voting instructions in a timely manner. We will make all commercially reasonable efforts to cause the depositary to extend voting rights to the holders of ADSs in a timely manner, but there can be no guarantee that the holders of ADSs will receive the voting materials in time to ensure that the holders of ADSs can instruct the depositary to vote the shares underlying their ADSs. Furthermore, the depositary will not be liable for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. A holder or beneficial owner of ADSs may have limited recourse if we or the depositary fail to meet our respective obligations under the deposit agreement or if they wish us or the depositary to participate in legal proceedings. As a result, the holders of ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they request. In addition, in their capacity as an ADS holder, the holders of ADSs will not be able to call a shareholders' meeting.

        In addition, under the deposit agreement, if you do not vote, the depositary may give us a discretionary proxy to vote the ordinary shares underlying the ADSs at shareholders' meetings if we have timely provided the depositary with notice of meeting and related voting materials and with a brief statement as to the manner and timing in which voting instructions may be deemed to have been given in accordance with the depositary agreement if no instructions are received prior to the deadline set for such purposes to the depositary to give a discretionary proxy to a person designated by us.

        The effect of this discretionary proxy is that you cannot prevent our shares underlying your ADSs from being voted, except under the circumstances described above. This may adversely affect your interests and make it more difficult for ADS holders to influence the management of our company. Holders of our shares are not subject to this discretionary proxy.

Holders of ADSs may not receive distributions on our ADSs or any value for them if such distribution is illegal or impractical or if any required government approval cannot be obtained in order to make such distribution available to you.

        Although we do not have any present plan to pay any dividends, the depositary of our ADSs has agreed to pay to the holders of ADSs the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities underlying our ADSs, after deducting its fees and expenses and any applicable taxes and governmental charges. The holders of ADSs will receive these distributions in proportion to the number of shares their ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities whose offering would require registration under the Securities Act but are not so properly registered or distributed under an applicable exemption from registration. The depositary may also determine that it is not reasonably practicable to distribute certain property. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under the U.S. securities laws any offering of ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. This means that the holders of ADSs may not receive distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to the holders of ADSs. These restrictions may cause a material decline in the value of our ADSs.

The right of the holders of ADSs to participate in any future rights offerings may be limited, which may cause dilution to your holdings.

        We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to the holders of ADSs in the United States unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Also, under the deposit agreement, the depositary bank will not make rights available to the holders of ADSs unless either both the rights and any related securities are registered under the Securities Act, or the distribution of them to ADS holders is exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. If the depositary does not distribute the rights, it may, under the deposit agreement, either sell them, if possible, or allow them to lapse. Accordingly, the holders of

ADSs may be unable to participate in our rights offerings and may experience dilution in their holdings.

We are a Cayman Islands company. Because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under Hong Kong law or U.S. law, shareholders may have fewer shareholder rights than they would have under Hong Kong law or U.S. law and may face difficulties in protecting your interests.

        We are an exempted company with limited liability incorporated in the Cayman Islands. Our corporate affairs are governed by our Articles of Association (as may be further amended from time to time), the Companies Law (as amended) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors are to a large extent governed by the common law of the Cayman Islands. This common law is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in Hong Kong and the United States. In particular, the Cayman Islands has a less developed body of securities law than the Hong Kong or United States In addition, some states in the United States, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

        In addition, as a Cayman Islands exempted company, our shareholders have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders of these companies with the exception that the shareholders may request a copy of the Articles of Association. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. As a Cayman Islands company, we may not have standing to initiate a derivative action in a federal court of the United States. As a result, you may be limited in your ability to protect your interests if you are harmed in a manner that would otherwise enable you to sue in a Hong Kong or U.S. federal court. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in Hong Kong or United States federal courts.

        Some of our directors and executive officers reside outside of Hong Kong and the United States and a substantial portion of their assets are located outside of Hong Kong and the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws of Hong Kong, the United States or otherwise. In addition, some of our operating subsidiaries are incorporated in China. To the extent our directors and executive officers reside in China or their assets are located in China, it may not be possible for investors to effect service of process upon us or our management inside China. Even if you are successful in bringing an action, the laws of the Cayman Islands and China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, Hong Kong or China, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

        As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board or controlling shareholders than they would as public shareholders of a Hong Kong company or a U.S. company.

Taxing authorities could reallocate our taxable income among our subsidiaries, which could increase our overall tax liability.

        We are incorporated under the laws of the Cayman Islands and currently have subsidiaries in China, Hong Kong, the Cayman Islands, the United States, Australia and the British Virgin Islands. If we succeed in growing our business we expect to conduct increased operations through our subsidiaries in various tax jurisdictions pursuant to transfer pricing arrangements between us, our parent company and our subsidiaries. If two or more affiliated companies are located in different countries, the tax laws or regulations of each country generally will require that transfer prices be the same as those between unrelated companies dealing at arms' length and that appropriate documentation is maintained to support the transfer prices. While we believe that we operate in compliance with applicable transfer pricing laws and intend to continue to do so, our transfer pricing procedures are not binding on applicable tax authorities.

        If tax authorities in any of these countries were to successfully challenge our transfer prices as not reflecting arms' length transactions they could require us to adjust our transfer prices and thereby reallocate our income to reflect these revised transfer prices, which could result in a higher tax liability to us. In addition, if the country from which the income is reallocated does not agree with the reallocation, both countries could tax the same income, resulting in double taxation. If tax authorities were to allocate income to a higher tax jurisdiction, subject our income to double taxation or assess interest and penalties, it would increase our consolidated tax liability, which could adversely affect our financial condition, results of operations and cash flows.

        A tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a "permanent establishment" under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.

There can be no assurance that we will not be a passive foreign investment company ("PFIC") for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our ADSs or shares to significant adverse U.S. federal income tax consequences.

        In general, a non-U.S. corporation will be a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the value of its assets (generally determined on a quarterly average basis) consists of assets that produce, or are held for the production of, passive income (the "asset test"). For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes interest, dividends, gains from certain property transactions, rents and royalties (other than certain rents or royalties derived in the active conduct of a trade or business). For these purposes, cash is a passive asset and the value of a non-U.S. corporation's goodwill (which may be determined by reference to the excess of the sum of its market capitalization and liabilities over its booked assets) generally should be an active asset to the extent attributable to business activities that produce non-passive income.

        Our assets other than goodwill are expected to consist primarily of cash and cash equivalents for the foreseeable future. Therefore, whether we will satisfy the asset test for the current or any future taxable year will depend largely on the quarterly value of our goodwill (which may be determined by reference to the market price of our ADSs, which could be volatile given the nature and early stage of our business). If our market capitalization declines while we continue to hold a significant amount of cash (including cash raised in this offering) the risk that we will be a PFIC will increase. Furthermore, we may be a PFIC for any taxable year in which our interest and other investment income constitutes 75% or more of the sum of (i) such interest and investment income and (ii) the excess of our revenue over cost of goods sold. In addition, a company's PFIC status is an annual determination that can be made only after the end of each taxable year. Based on the current market price of our ADSs and our current and expected composition of income and assets, we do not expect to be a PFIC for our current taxable year, although we cannot give any assurance as to whether we are a PFIC for the current or any future taxable year.

        Subject to the discussion in the next paragraph, if we are or become a PFIC, U.S. investors generally would be subject to adverse U.S. federal income tax consequences, such as increased tax liabilities on capital gains and certain distributions, and interest charges on taxes deemed to be deferred. If we are a PFIC for any taxable year during which a U.S. investor owns ADSs or shares, we will generally continue to be treated as a PFIC with respect to such investor for all succeeding years during which the investor own ADSs or shares (unless the investor timely makes a valid "deemed sale" election), even if we cease to meet the threshold requirements for PFIC status. A mark-to-market election may be available with respect our ADSs, which would result in U.S. federal income tax consequences to holders of our ADSs that are different from those described above.

        U.S. investors would be subject to alternative treatment if we are a PFIC for any taxable year and we provide the information necessary to make a qualified electing fund ("QEF") election. If we determine at our discretion that we were a PFIC for any taxable year, we intend to provide to U.S investors, following their request, the information necessary for them to make a QEF election with respect to us. U.S. investors that make the QEF election for the first taxable year that we are a PFIC will be taxed on a current basis on their pro rata share of our ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that we are a PFIC. Any distributions paid by us out of our earnings and profits that were previously included in the U.S. investor's income under the QEF election would not be taxable to such investors. U.S. investors will increase their tax basis in their ADSs or shares by an amount equal to any income included under the QEF election and will decrease their tax basis by any amount distributed on the ADSs or shares that is not included in income. U.S. investors should consult their tax advisors regarding the consequences of making a valid and timely QEF election if we are a PFIC.

        If a U.S. investor owns ADSs or ordinary shares during any year in which we are a PFIC, such investor generally will be required to file annual reports on IRS Form 8621 (or any successor form) with respect to us, generally with their U.S. federal income tax return for that year. U.S. investors should consult their tax advisors regarding the determination of whether we are a PFIC for any taxable year and the potential application of the PFIC rules.

Holders of our ordinary shares and/or ADSs may have difficulty enforcing judgments obtained against us.

        We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets are located outside the United States. Substantially all of our current operations are conducted in China. In addition, some of our directors and officers are nationals and residents of countries or regions other than the United States or Hong Kong. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States or Hong Kong upon these persons, or to bring an action against us or against these individuals in the United States or Hong Kong in the event that they believe that their rights have been infringed under the U.S. federal securities laws, Hong Kong laws or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and China may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is uncertainty as to whether the courts of the Cayman Islands or China would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

        The recognition and enforcement of foreign judgments are provided for under China Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of China Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to China Civil Procedures Law, China courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Holders of ADSs may be subject to limitations on transfers of their ADSs.

        ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Substantial future sales or perceived potential sales of our ordinary shares, ADSs, or other equity or equity-linked securities in the public market could cause the price of our ordinary shares and/or ADSs to decline.

        Sales of our ordinary shares, ADSs, or other equity or equity-linked securities in the public market, or the perception that these sales could occur, could cause the market price of our ordinary shares and/or ADSs to decline significantly. All of our ordinary shares represented by ADSs were freely transferable by persons other than our affiliates without restriction or additional registration under the U.S. Securities Act. The ordinary shares held by our affiliates are also available for sale, subject to volume and other restrictions as applicable under Rule 144 of the U.S. Securities Act, under trading plans adopted pursuant to Rule 10b5-1 or otherwise.

        Divestiture in the future of our ordinary shares and/or ADSs by shareholders, the announcement of any plan to divest our ordinary shares and/or ADS, or hedging activity by third-party financial institutions in connection with similar derivative or other financing arrangements entered into by shareholders, could cause the price of our ordinary shares and/or ADSs to decline.

        Furthermore, although all of our directors and executive officers have agreed to a lock-up of their ordinary shares, any major disposal of our ordinary shares and/or ADSs by any of them upon expiration of the relevant lock-up periods (or the perception that these disposals may occur upon the expiration of the lock-up period) may cause the prevailing market price of our ordinary shares and/or ADSs to fall which could negatively impact our ability to raise equity capital in the future.

The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our Shares and/or ADSs.

        Upon the Listing, we will be subject to Hong Kong and Nasdaq listing and regulatory requirements concurrently. The Hong Kong Stock Exchange and Nasdaq have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our ordinary shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our ordinary shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of our ordinary shares after the Global Offering.

Exchange between our ordinary shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

        Our ADSs are currently traded on Nasdaq. Subject to compliance with U.S. securities law and the terms of the Deposit Agreement, holders of our ordinary shares may deposit ordinary shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the underlying ordinary shares represented by the ADSs pursuant to the terms of the Deposit Agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our ordinary shares on the Hong Kong Stock Exchange and our ADSs on Nasdaq may be adversely affected.

The time required for the exchange between our ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of ordinary shares into ADSs involves costs.

        There is no direct trading or settlement between Nasdaq and the Hong Kong Stock Exchange on which our ADSs and our ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York and unforeseen market circumstances or other factors may delay the deposit of ordinary shares in exchange of ADSs or the withdrawal of ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines investors may anticipate.

        Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and/or ADSs and trading volume could decline.

        The trading market for our ordinary shares and/or ADSs relies in part on the research and reports that equity research analysts publish about us or our business. We do not control these analysts. If research analysts do not maintain adequate research coverage or if one or more of the analysts who covers us downgrades our ordinary shares and/or ADSs or publishes inaccurate or unfavorable research about our business, the market price for our ordinary shares and/or ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ordinary shares and/or ADSs to decline significantly.

As the public offering price is higher than our net tangible book value per ordinary share, you will incur immediate and substantial dilution.

        If you purchase ordinary shares in the Global Offering, you will pay more for your ordinary shares than the amount paid by existing holders for their ordinary shares or ADSs on a per ordinary share basis. As a result, you will experience immediate and substantial dilution after giving effect to the Global Offering. In addition, you will experience further dilution to the extent that our ordinary shares are issued upon the exercise of share options or vesting of restricted share units. All of the ordinary shares issuable upon the exercise of currently outstanding share options will be issued at a purchase price on a per ordinary share basis that is less than the public offering price per ordinary share in the Global Offering.

An active trading market for our ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our ordinary shares might fluctuate significantly.

        Following the completion of the Global Offering, we cannot assure you that an active trading market for our ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on Nasdaq might not be indicative of those of our ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our ordinary shares could be materially and adversely affected.

        In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other's markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. The ineligibility or any delay of our ordinary shares for trading through Stock Connect will affect mainland Chinese investors' ability to trade our ordinary shares and therefore may limit the liquidity of the trading of our ordinary shares on the Hong Kong Stock Exchange.

Since there will be a gap of several days between pricing and trading of our ordinary shares, the price of our ADSs traded on Nasdaq may fall during this period and could result in a fall in the price of our ordinary shares to be traded on the Hong Kong Stock Exchange.

        The pricing of the offer shares will be determined on the price determination date. However, our ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the price determination date. As a result, investors may not be able to sell or otherwise deal in our ordinary shares during that period. Accordingly, holders of our ordinary shares are subject to the risk that the trading price of our ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as our ADSs will continue to be traded on Nasdaq and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our ordinary shares to be traded on the Hong Kong Stock Exchange.

There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and Listing of our ordinary shares on the Hong Kong Stock Exchange.

        In connection with our Hong Kong Public Offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Hong Kong Public Offering and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share conversion and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

        Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller. To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs the trading price and the value of your investment in our ordinary shares and/or ADSs may be affected.

You should read the entire document carefully, and we strongly caution you not to place any reliance on any information contained in press articles or other media regarding us or the Global Offering.

        Subsequent to the date of this prospectus but prior to the completion of the Global Offering, there may be press and media coverage regarding us and the Global Offering, which may contain, among other things, certain financial information, projections, valuations and other forward-looking information about us and the Global Offering. We have not authorized the disclosure of any such information in the press or media and do not accept responsibility for the accuracy or completeness of such press articles or other media coverage. We make no representation as to the appropriateness, accuracy, completeness or reliability of any of the projections, valuations or other forward-looking information about us. To the extent such statements are inconsistent with, or conflict with, the information contained in this prospectus, we disclaim responsibility for them. Accordingly, prospective investors are cautioned to make their investment decisions on the basis of the information contained in this prospectus only and should not rely on any other information.

USE OF PROCEEDS

        We will determine the offer price for both the International Offering and the Hong Kong Public Offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the Global Offering, which is expected to be on or about September 21, 2020. The maximum offer price for the Hong Kong Public Offering is HK$648.00, or US$83.61, per ordinary share (equivalent to US$83.61 per ADS). Assuming (i) the offering price is HK$648.00 per ordinary share, (ii) initially 9,792,350 ordinary shares are allocated to the International Offering and (iii) initially 771,700 ordinary shares are allocated to the Hong Kong Public Offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$6,613.8 million (US$853.4 million), assuming the option of the international underwriters to purchase additional ordinary shares is not exercised, or HK$7,612.3 million (US$982.2 million) if the over-allotment option is exercised in full, after deducting estimated underwriting fees and the estimated offering expenses payable by us. On September 15, 2020, the last reported trading price of our ADSs on the Nasdaq was US$78.80 per ADS, or HK$610.72 per ordinary share. Each ADS represents one ordinary shares.

        The public offering price in the International Offering may be higher than, or the same as, the public offering price in the Hong Kong Public Offering. In addition, the allocation of ordinary shares between the Hong Kong Public Offering and the International Offering is subject to reallocation as described in "Underwriting." We plan to use the net proceeds we will receive from the Global Offering for the following purposes:

  •
  approximately HK$3,055.6 million (US$394.3 million), or 46.2%, is expected to be allocated to our Core Products.

  •
  approximately HK$1,468.3 million (US$189.4 million), or 22.2% is expected to be allocated to R&D efforts with respect to our Core Products:

  •
  approximately HK$1,058.2 million (US$136.5 million), or 16.0% is expected to be allocated to one of our Core Products, ZEJULA, among which approximately HK$813.5 million (US$105.0 million) or 12.3% is expected to be used to seek indication expansion and hire high-caliber R&D staff dedicated to the development of ZEJULA, and approximately HK$244.7 million (US$31.6 million), or 3.7%, is expected to be used to develop and improve our manufacturing facilities to bring ZEJULA, to commercialization, as further described in the "Business" section of this prospectus; and

  •
  approximately HK$410.1 million (US$52.9 million), or 6.2% is expected to be used to fund our ongoing and planned clinical trials and preparation for registration filings of Tumor Treating Fields in multiple solid tumor cancer indications.

  •
  approximately HK$1,587.3 million (US$204.8 million), or 24.0%, is expected to enhance our commercialization capabilities for our Core Products, among which

  •
  approximately HK$1,058.2 million (US$136.5 million), or 16.0%, is expected to be used for ZEJULA to enhance our commercialization capabilities through increasing our sales and marketing headcounts, among other efforts, see "Business—Our Strategies—Efficiently grow our world-class organization and invest in our capabilities to support our global aspirations" for detailed discussion on the commercialization plan; and

  •
  approximately HK$529.1 million (US$68.3 million), or 8.0%, is expected to be used to strengthen commercialization efforts for Tumor Treating Fields through recruiting key talents in relevant indications to drive sales and future potential product launch;

  •
  approximately HK$780.4 million (US$100.7 million), or 11.8%, is expected to fund our ongoing and planned clinical trials and preparation for registration filings of other drug candidates in our pipeline, especially our late-stage drug candidates:

  •
  approximately HK$231.5 million (US$29.9 million), or 3.5%, is expected to be allocated to ripretinib;

  •
  approximately HK$324.1 million (US$41.8 million), or 4.9%, is expected to be allocated to margetuximab;

  •
  approximately HK$224.9 million (US$29.0 million), or 3.4%, is expected to be allocated to other late-stage drug candidates;

  •
  approximately HK$1,653.4 million (US$213.3 million), or 25.0%, is expected to be used to explore new global licensing and collaboration opportunities and bring in potentially global best-in-class/first-in-class assets with clinical validation, synergistic with our current pipeline and aligned to our expertise, especially around our disease strongholds within oncology, infectious and autoimmune diseases. During the years ended December 31, 2018 and 2019 and the six months ended June 30, 2020, we have entered into six license agreements and/or collaboration agreements with global biopharmaceutical companies. We continuously seek potential global licensing and collaboration opportunities to further expand its drug pipeline by leveraging our relationship with the existing partners and expertise in our focused therapeutic areas. We also expect to seek such opportunities through our well-established industry network and dedicated business development team;

  •
  approximately HK$463.0 million (US$59.7 million), or 7.0%, is expected to be used to continue investing in and expanding our internal discovery pipeline and recruit and train high-caliber talent globally, in particular talent with expertise and experience in R&D, with a goal to enhance our internal research platform and discovery efforts;

  •
  approximately HK$172.0 million (US$22.2 million), or 2.6%, is expected to be allocated to ZL-1201 and ZL-1102;

  •
  approximately HK$291.0 million (US$37.5 million), or 4.4%, is expected to be allocated to other internal discovered drug candidates; and

  •
  approximately HK$661.4 million (US$85.3 million), or 10.0%, is expected to fund working capital and other general corporate purposes.

        The expected use of net proceeds from the Global Offering represents our intentions based upon our current plans and business conditions, which we could change in our discretion in the future as our plans and business conditions evolve. Due to the many variables inherent to the development of our drug candidates at this time, such as the timing of patient enrollment and evolving regulatory requirements, we cannot currently predict the stage of development we expect to achieve for our pre-clinical and clinical trial and drug candidates with the net proceeds of the Global Offering. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the results of the pre-clinical and clinical trial of our drug candidates, our operating costs and expenditures and the amount of cash generated by our operations. As a result, our management will have broad discretion over the use of the net proceeds from the Global Offering.

        To the extent that the net proceeds are not immediately applied to the above purposes and to the extent permitted by the relevant law and regulations, we plan to use the proceeds which are not immediately applied for the intended purposes for interest-bearing deposits with licensed commercial banks or financial institutions.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2020:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to our issuance and sale in the Global Offering of 10,564,050 ordinary shares, resulting in estimated net proceeds of HK$6,613.8 million (US$853.4 million), based on the assumed offer price of HK$648.00, or US$83.61, per ordinary share (equivalent to US$83.61 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional ordinary shares and (ii) no adjustment to the allocation of ordinary shares between the Hong Kong Public Offering and the International Offering.

        The as adjusted information below is illustrative only. You should read this table in conjunction with, and this table is qualified in its entirety by reference to, Item 5. "Operating and Financial Review and Prospects," and our consolidated financial statements and the related notes included in the financial statements as of December 31, 2018 and 2019 and for each of the three years in the period ended December 31, 2019 in our Form 20-F and our audited consolidated financial statements for the six months ended June 30, 2020 and as of June 30, 2020 and related notes included in Exhibit 99.1, titled "Consolidated Financial Statements as of June 30, 2020 and for the six months ended June 30, 2019 (unaudited) and 2020," to our Form 6-K dated September 11, 2020, each of which are incorporated by reference into this prospectus supplement.

	As of June 30, 2020
	Actual	(unaudited) As adjusted
	US$, in thousands except for number of shares
Cash and cash equivalents	258,604	1,111,963
Short-term investment(1)	205,000	205,000
Shareholders' equity:
Ordinary shares, par value of US$0.00006 per share; 500,000,000 shares authorized, 74,882,338 (actual) and 85,446,388 (as adjusted) shares issued and outstanding(2))	4	5
Additional paid-in capital	1,031,791	1,885,149
Accumulated deficit	(573,315)	(573,315)
Accumulated other comprehensive income	6,986	6,986
Total shareholders' equity	465,466	1,318,825
Total capitalization	465,466	1,318,825

(1)
The short-term investment primarily comprises of the time deposits with original maturities between three months and one year.

(2)
Excludes 493,173 ordinary shares we have reserved for exercise of share options.

(3)
For the purposes of this "Capitalization" section, all translations of Hong Kong dollars into U.S. dollars for purposes of calculating the net proceeds from the Global Offering were made at HK$7.7502 to US$1.00, the exchange rate on September 11, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board.

        On September 4, 2020, an ordinary resolution was passed to increase the authorized share capital of our Company from US$5,000 divided into 83,333,333 ordinary shares of a par value of US$0.00006 each to US$30,000 divided into 500,000,000 ordinary shares of a par value of US$0.00006 each.

        The actual and as adjusted information set forth in the table excludes:

  •
  5,178,826 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2020 pursuant to our 2015 Plan at a weighted-average exercise price of US$1.01 per share; and

  •
  8,511,905 ordinary shares reserved for future issuance under our 2017 Equity Incentive Plan.

 DIVIDEND POLICY

        We have never declared or paid regular cash dividends on our ordinary shares. We currently expect to retain all future earnings for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. The declaration and payment of any dividends in the future will be determined by our board of directors, in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition and contractual restrictions. Our shareholders in a general meeting may approve any declaration of dividends, which must not exceed the amount recommended by our Board. As advised by our Cayman counsel, under the Companies Law a Cayman Islands company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. In light of our accumulated losses as disclosed in this prospectus supplement, it is unlikely that we will be eligible to pay a dividend out of our profits in the foreseeable future. We may, however, pay a dividend out of our share premium account unless the payment of such a dividend would result in our Company being unable to pay our debts as they fall due in the ordinary course of business. There is no assurance that dividends of any amount will be declared to be distributed in any year. If we pay dividends in the future, in order for us to distribute dividends to our shareholders, we will rely to some extent on any dividends distributed by our PRC subsidiaries.

        Any dividend distributions from our PRC subsidiaries to us will be subject to PRC withholding tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China.

 DILUTION

        If you invest in our ordinary shares, your investment will be diluted for each ordinary share you purchase to the extent of the difference between the public offering price per ordinary share and our net tangible book value per ordinary share immediately after this offering. Dilution results from the fact that the public offering price per ordinary share is in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary share.

        As of June 30, 2020, we had a net tangible book value of US$464.3 million, or US$6.20 per ordinary share and US$6.20 per ADS. We calculate net tangible book value per ordinary shares by dividing our total tangible assets less our total liabilities by the number of our ordinary shares outstanding. Dilution is determined by subtracting the as adjusted net tangible book value per ordinary share from the assumed offering price of HK$648.00, or US$83.61 per ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per ordinary share, and assuming the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional ordinary shares.

        Without taking into account any other changes in net tangible book value after June 30, 2020, other than to give effect to the issuance and sale by us of ordinary shares in the Global Offering at an assumed offer price of HK$648.00, or US$83.61, per ordinary share, assuming no adjustment to the allocation of ordinary shares between the Hong Kong Public Offering and the International Offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional ordinary shares, our as adjusted net tangible book value as of June 30, 2020 would have been US$1,317.6 million, or US$15.42 per issued ordinary share and US$15.42 per ADS. This represents an immediate increase in net tangible book value of US$9.22 per ordinary share and US$9.22 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$68.19 per ordinary share and US$68.19 per ADS to investors purchasing ordinary shares in the Global Offering.

	Per ordinary share		Per ADS
Assumed public offering price per ordinary share	US$	83.61	US$	83.61
Net tangible book value per ordinary share as of June 30, 2020		6.20		6.20
Increase in net tangible book value per ordinary share after the Global offering		9.22		9.22

As adjusted net tangible book value per ordinary share after the Global Offering		15.42		15.42
Dilution per share or ADS to new investors in the Global Offering	US$	68.19	US$	68.19

        If the Joint Representatives, on behalf of the international underwriters, exercise their option to purchase additional ordinary shares in full, the as adjusted net tangible book value would be US$16.62 per ordinary shares and US$16.62 per ADS, and the dilution in as adjusted net tangible book value to investors in the Global Offering would be US$66.99 per ordinary shares and US$66.99 per ADS.

        The following table sets forth, as of June 30, 2020, the number of ordinary shares purchased from us, the total consideration paid to us and the average price per ordinary share/ADS paid by existing shareholders and to be paid by new investors purchasing our ordinary shares in the Global Offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Ordinary share purchased
			Total Consideration		Average price Per Ordinary Share US$
						Average price Per ADS US$
	Number	Percent	Amount	Percent
			US$'000
Existing shareholders	74,882,338	87.64%	1,031,795	53.88%	13.78	13.78
New investors	10,564,050	12.36%	883,260	46.12%	83.61	83.61

Total	85,446,388	100.00%	1,915,055	100.00%	22.41	22.41

        If the underwriters were to fully exercise their option to purchase 1,584,600 additional ordinary shares from us (representing a total price to public of US$132.5 million), the percentage of our ordinary shares held by existing shareholders would be 86.04%, and the percentage of our ordinary shares held by new investors would be 13.96%.

        The above discussion and tables are based on 74,882,338 ordinary shares issued and outstanding as of June 30, 2020 and excludes:

  •
  5,178,826 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2020 pursuant to our 2015 Plan at a weighted-average exercise price of $1.01 per share; and

  •
  8,511,905 ordinary shares reserved for future issuance under our 2017 Equity Incentive Plan.

        To the extent that outstanding options and warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

        For the purposes of this section, all translations of Hong Kong dollars into U.S. dollars for purposes of calculating the net proceeds from the Global Offering were made at HK$7.7502 to US$1.00, the exchange rate on September 11, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board.

EXCHANGE BETWEEN ORDINARY SHARES TRADING IN HONG KONG AND ADSs

Register of Members and Stamp Duty

        Our principal register of members will be maintained by our principal share registrar in the Cayman Islands, and our Hong Kong register of members will be maintained by the Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited, in Hong Kong.

        Dealings in our shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

        To facilitate deposits of shares to and withdrawals of shares from the ADS facility, we also intend to move a portion of our issued shares, including all of the shares deposited in our ADS program, from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading of ADSs representing shares constitutes a sale or purchase of the underlying Hong Kong-registered shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks related to our Shares, the ADSs, the Listing and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of ADSs following our initial public offering in Hong Kong and Listing of our Shares on the Hong Kong Stock Exchange."

Dealings and Settlement of Ordinary Shares in Hong Kong

        Our shares will trade on the Hong Kong Stock Exchange in board lots of 50 shares. Dealings in our shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.

        The transaction costs of dealings in our shares on the Hong Kong Stock Exchange include:

  (a)
  Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

  (b)
  SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

  (c)
  trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

  (d)
  transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

  (e)
  ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

  (f)
  stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

  (g)
  brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for Hong Kong Public Offering transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

  (h)
  the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Listing Rules), for each transfer of shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

        Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his/her shares in his/her stock account or in his/her designated CCASS participant's stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his/her broker or custodian before the settlement date.

Exchange Between Ordinary Shares Trading in Hong Kong and ADSs

        In connection with the initial public offering of our shares in Hong Kong, or the Hong Kong Public Offering, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our Principal Share Registrar, International Corporation Services Ltd.

        All shares offered in the Hong Kong Public Offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of shares registered on the Hong Kong share register will be able to exchange those shares for ADSs and vice versa.

Our ADSs

        Our ADSs representing our shares are currently traded on Nasdaq. Dealings in our ADSs on Nasdaq are conducted in U.S. Dollars.

        ADSs may be held either:

  (a)
  directly: (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs registered in the holder's name; or (ii) by having uncertificated ADSs registered in the holder's name; or

  (b)
  indirectly, by holding a security entitlement in ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. The depositary for our ADSs is Citibank N.A., whose office is located at 388 Greenwich Street, New York, New York 10013, United States.

Depositing Shares trading in Hong Kong for delivery of ADSs

        An investor who holds the shares registered in Hong Kong and wishes to receive delivery of ADSs that trade on the Nasdaq must deposit or have his/her broker deposit the shares with the depositary's Hong Kong custodian, Citibank, N.A., Hong Kong, or the custodian, in exchange for ADSs            .

        A deposit of shares trading in Hong Kong in exchange for ADSs involves the following procedures:

  (a)
  If the shares have been deposited with CCASS, the investor must transfer the shares to the depositary's account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed ADS delivery form to the custodian via his/her broker.

  (b)
  If the shares are held outside CCASS, the investor must arrange for the registration of a transfer of his/her shares into the depositary's name and delivery of evidence of that registration to the custodian, and must sign and deliver an ADS delivery form to the depositary.

  (c)
  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs as instructed in the ADS delivery form.

        For shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Surrender of ADSs for delivery of Shares trading in Hong Kong

        An investor who holds ADSs and wishes to receive shares that trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw the shares from our ADS program and cause his/her broker or other financial institution to trade such shares on the Hong Kong Stock Exchange.

        An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedures of the broker or financial institution and instruct the broker to arrange for cancellation of the ADSs, and transfer of the underlying shares from the depositary's account with the custodian within the CCASS system to the investor's Hong Kong stock account.

        For investors holding ADSs directly, the following steps must be taken:

  (a)
  To withdraw the shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary. Those instructions must have a Medallion signature guarantee.

  (b)
  Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver the shares underlying the canceled ADSs to the CCASS account designated by the investor.

  (c)
  If an investor prefers to receive the shares outside CCASS, he/she must so indicate in the instruction delivered to the depositary.

        For the shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For the shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the shares on the Hong Kong Stock Exchange until the procedures are completed.

        Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures for delivery of shares in a CCASS account is subject to there being a sufficient number of shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of shares on the Hong Kong share register to facilitate such withdrawals.

Depositary requirements

        Before the depositary delivers ADSs or permits withdrawal of the shares, the depositary may require:

  (a)
  production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  (b)
  compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

        The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or of the Hong Kong Share Registrar are closed or at any time if the depositary or we determine it advisable to do so.

        All costs attributable to the transfer of the shares to effect a withdrawal from or deposit of the shares into our ADS program will be borne by the investor requesting the transfer or deposit. In particular, holders of shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Listing Rules), for each transfer of the shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of the shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of the shares into, or withdrawal of the shares from, the ADS facility.

 UNDERWRITING

The Global Offering

        The offering of our ordinary shares is referred to herein as the "Global Offering." The Global Offering comprises:

  •
  the offering of initially 771,700 ordinary shares (subject to adjustment) in Hong Kong (the "Hong Kong offer shares") as described in "—The Hong Kong Public Offering" below, which we refer to as the "Hong Kong Public Offering"; and

  •
  the offering of initially 9,792,350 ordinary shares (subject to reallocation and the option of the international underwriters to purchase additional ordinary shares mentioned below) (the "international offer shares" and together with the Hong Kong offer shares, the "Offer Shares"), which we refer to as the "International Offering."

        The International Offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

        J.P. Morgan Securities (Asia Pacific) Limited, Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Asia Limited and Jefferies Hong Kong Limited are acting as joint global coordinators, or the Joint Global Coordinators, for the Global Offering.

        Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of ordinary shares indicated below.

Hong Kong Underwriters	Number of Ordinary Shares
J.P. Morgan Securities (Asia Pacific) Limited
Goldman Sachs (Asia) L.L.C.
Citigroup Global Markets Asia Limited
Jefferies Hong Kong Limited
Merrill Lynch (Asia Pacific) Limited
Credit Suisse (Hong Kong) Limited
China International Capital Corporation Hong Kong Securities Limited
Haitong International Securities Company Limited

Total:	771,700

        Under the terms and subject to the conditions in the International Underwriting Agreement (as defined below), the international underwriters, for whom J.P. Morgan Securities (Asia Pacific) Limited, Goldman Sachs (Asia) L.L.C. and Citigroup Global Markets Asia Limited are acting as representatives, or the Joint Representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of ordinary shares indicated below:

International Underwriters	Number of Ordinary Shares
J.P. Morgan Securities plc
J.P. Morgan Securities LLC
Goldman Sachs (Asia) L.L.C.
Citigroup Global Markets Limited
Jefferies Hong Kong Limited
Merrill Lynch (Asia Pacific) Limited
Credit Suisse (Hong Kong) Limited
China International Capital Corporation Hong Kong Securities Limited
Haitong International Securities Company Limited

Total:	9,792,350

        The Hong Kong underwriters and the international underwriters are collectively referred to herein as the underwriters.

        The 10,564,050 ordinary shares being offered in the Global Offering will represent approximately 12.3% of our ordinary shares outstanding immediately after the completion of the Global Offering, assuming no exercise of the international underwriters' option to purchase additional ordinary shares exercisable by the Joint Representatives on behalf of the international underwriters. If such option is exercised in full, the ordinary shares offered hereby will represent 13.9% of our ordinary shares outstanding immediately following the completion of the Global Offering.

        The underwriters propose to offer our ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated to take and pay for all of the ordinary shares offered hereby if any such shares are taken. The offering of our ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We have applied to list our ordinary shares on the Hong Kong Stock Exchange under the stock code "9688." The shares will be traded in board lots of 50 shares each. Our ADSs are listed on Nasdaq under the symbol "ZLAB." Each ADS represents one ordinary share.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may agree to allocate a number of our ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

        We are initially offering 771,700 ordinary shares for subscription by the public in Hong Kong at the public offering price, representing 7.3% of the total number of ordinary shares initially available under the Global Offering. The number of ordinary shares initially offered under the Hong Kong Public Offering, subject to any reallocation of ordinary shares between the International Offering and the Hong Kong Public Offering, will represent approximately 0.9% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and without taking into account the ordinary shares which may be issued upon the exercise of the options or other awards that have been or may be granted under our share incentive plans from time to time).

        The Hong Kong Public Offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

        Completion of the Hong Kong Public Offering is subject to the conditions set out in "—Conditions of the Global Offering" below.

Allocation

        Allocation of ordinary shares to investors under the Hong Kong Public Offering will be based solely on the level of valid applications received under the Hong Kong Public Offering. The basis of allocation may vary, depending on the number of Hong Kong ordinary shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong ordinary shares, and those applicants who are not successful in the ballot may not receive any Hong Kong ordinary shares.

        For allocation purposes only, the total number of Hong Kong ordinary shares available under the Hong Kong Public Offering (after taking into account any reallocation referred to below) will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong ordinary shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong ordinary shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong ordinary shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong ordinary shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

        Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong ordinary shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong ordinary shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the "price" for Hong Kong ordinary shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong ordinary shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong Public Offering and any application for more than 385,850 Hong Kong ordinary shares is liable to be rejected.

        Before submitting applications for the Hong Kong offer shares, applicants should have regard to the possibility that any announcement of a reduction in the number of Offer Shares may not be made until the last day for lodging applications under the Hong Kong Public Offering. Such notice will also include confirmation or revision, as appropriate, of the working capital statement and the Global Offering statistics as currently included or incorporated by reference in this prospectus supplement, and any other financial information which may change as a result of any such reduction. In the absence of any such notice so published, the number of Offer Shares will not be reduced.

Reallocation

        The allocation of the ordinary shares between the Hong Kong Public Offering and the International Offering is subject to reallocation. Paragraph 4.2 of Practice Note 18 of the Hong Kong

Stock Exchange Listing Rules requires a clawback mechanism to be put in place which would have the effect of increasing the number of ordinary shares under the Hong Kong Public Offering to a certain percentage of the total number of ordinary shares offered under the Global Offering if certain prescribed total demand levels are reached.

        771,700 ordinary shares are initially available in the Hong Kong Public Offering, representing approximately 7.3% of the ordinary shares initially available under the Global Offering. The allocation of ordinary shares between the Hong Kong Public Offering and the International Offering is subject to adjustment.

        If the number of ordinary shares validly applied for under the Hong Kong Public Offering represents (a) 14 times or more but less than 45 times, (b) 45 times or more but less than 85 times and (c) 85 times or more of the total number of ordinary shares initially available under the Hong Kong Public Offering, then ordinary shares will be reallocated to the Hong Kong Public Offering from the International Offering. As a result of such reallocation, the total number of ordinary shares available under the Hong Kong Public Offering will be increased to 1,373,350 ordinary shares (in the case of (a)), 1,901,550 ordinary shares (in the case of (b)) and 3,591,800 ordinary shares (in the case of (c)), representing 13%, 18% and 34% of the total number of ordinary shares initially available under the Global Offering, respectively (before any exercise of the international underwriters' option to purchase additional ordinary shares). In each case, the additional ordinary shares reallocated to the Hong Kong Public Offering will be allocated between pool A and pool B and the number of ordinary shares allocated to the International Offering will be correspondingly reduced in such manner as the Joint Representatives deem appropriate.

        In addition, the Joint Representatives may reallocate Offer Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering.

        If the Hong Kong Public Offering is not fully subscribed, the Joint Representatives may reallocate all or any unsubscribed Hong Kong offer shares to the International Offering, in such proportions as the Joint Representatives deem appropriate.

        The ordinary shares to be offered in the Hong Kong Public Offering and the ordinary shares to be offered in the International Offering may, in certain circumstances, be reallocated between these offerings at the discretion of the Joint Representatives. In accordance with the Guidance Letter HKEX-GL91-18 issued by the Hong Kong Stock Exchange, if such reallocation is done other than pursuant to the clawback mechanism above, the maximum total number of ordinary shares that may be reallocated to the Hong Kong Public Offering following such reallocation shall be not more than double the initial allocation to the Hong Kong Public Offering (i.e., 1,543,400 Shares, representing approximately 14.6% of the total number of ordinary shares initially available under the Global Offering).

Applications

        Each applicant under the Hong Kong Public Offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any ordinary shares under the International Offering. Such applicant's application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated International ordinary shares under the International Offering.

        Applicants under the Hong Kong Public Offering are required to pay, on application, the indicative maximum public offering price of HK$648.00 per ordinary share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each ordinary share, amounting to a total of HK$32,726.49 for one board lot of 50 ordinary shares. If the public offering price as finally determined in the manner described in "—Pricing" below is less than the maximum public offering price for the Hong Kong Public Offering of HK$648.00 per ordinary share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

Hong Kong Underwriting Agreement

        We and the Hong Kong Underwriters have entered into an underwriting agreement dated                        , 2020, or the Hong Kong Underwriting Agreement, relating to the Hong Kong Public Offering.

The International Offering

        The International Offering will consist of an offering of initially 9,792,350 ordinary shares offered by us, representing approximately 92.7% of the total number of ordinary shares initially available under the Global Offering (subject to reallocation and the option of the international underwriters to purchase additional ordinary shares). The number of ordinary shares initially offered under the International Offering, subject to any reallocation of ordinary shares between the International Offering and the Hong Kong Public Offering, will represent approximately 11.4% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and without taking into account the ordinary shares which may be issued upon the exercise of the options or other awards that have been or may be granted under our share incentive plans from time to time).

Allocation

        The International Offering will include the U.S. offering of ordinary shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

        Allocation of ordinary shares pursuant to the International Offering will be effected in accordance with a "book-building" process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor's invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further ordinary shares and/or hold or sell its ordinary shares after the listing on the Hong Kong Stock Exchange. Prospective professional and institutional investors will be required to specify the number of ordinary shares under the International Offering they would be prepared to acquire either at different prices or at a particular price. Such allocation is intended to result in a distribution of the ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

        The Joint Representatives (for themselves and on behalf of the underwriters) may require any investor who has been offered ordinary shares under the International Offering and who has made an application under the Hong Kong Public Offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong Public Offering and to ensure that they are excluded from any allocation of ordinary shares under the Hong Kong Public Offering.

Reallocation

        The total number of ordinary shares to be issued or sold pursuant to the International Offering may change as a result of the clawback arrangement described in "—The Hong Kong Public Offering—Reallocation" above, the exercise of the option of the international underwriters to purchase additional ordinary shares in whole or in part and/or any reallocation of unsubscribed ordinary shares originally included in the Hong Kong Public Offering.

International Underwriting Agreement

        We expect to enter into an international underwriting agreement, or the International Underwriting Agreement, with the Joint Representatives and the Joint Sponsors relating to the International Offering on the date of the final prospectus supplement.

Pricing

Determining the Offer Price

        We will determine the pricing for the Offer Shares for the purpose of the various offerings under the Global Offering on the price determination date, which is expected to be on or about September 22, 2020 and, in any event, no later than September 25, 2020, by agreement with the Joint Representatives (for themselves and on behalf of the underwriters), and the number of Offer Shares to be allocated under the various offerings will be determined shortly thereafter.

        We will determine the Hong Kong Public Offering price by reference to, among other factors, the closing price of the ADSs on Nasdaq on the last trading day on or before the price determination date, and the Hong Kong Public Offering price will not be more than HK$648.00 per Hong Kong offer share. The historical prices of our ADSs and trading volume on Nasdaq are set out below.

Period	High (US$)	Low (US$)	ADTV (ADSs)(1)
Fiscal year ended December 31, 2019	43.06	21.71	190,849
Fiscal year of 2020 (up to September 7, 2020)	89.48	39.10	451,089

Notes:

(1)
Average daily trading volume, or ADTV, represents the daily average number of our ADSs traded over the relevant period.

        Applicants under the Hong Kong Public Offering must pay, on application, the indicative maximum Hong Kong public offer price (as defined below), of HK$648.00 per Hong Kong offer share plus brokerage of 1.0%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%, amounting to a total of HK$32,726.49 for one board lot of 50 ordinary shares.

        We may set the International Offering price (being the final offer price per international offer share in Hong Kong dollars (exclusive of brokerage of 1%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%)) at a level higher than the maximum Hong Kong public offer price (being the final offer price per Hong Kong offer share in Hong Kong dollars (exclusive of brokerage of 1%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%)) if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs on the NYSE on the last trading day on or before the price determination date (on a per-share converted basis) were to exceed the maximum Hong Kong public offer price as stated in this prospectus supplement and/or (b) we believe that it is in the best interest of the Company as a listed company to set the international offer price at a level higher than the maximum Hong Kong public offer price based on the level of interest expressed by professional and institutional investors during the book-building process.

        If the international offer price is set at or lower than the maximum Hong Kong public offer price, the Hong Kong public offer price must be set at such price which is equal to the international offer price. In no circumstances will we set the Hong Kong public offer price above the maximum Hong Kong public offer price as stated in this prospectus supplement or the international offer price.

        We reserve the right not to proceed with the Hong Kong Public Offering or the International Offering on or at any time until the price determination date if, for any reason, including as a result of volatility in the price of our ADSs or other changes in market conditions, we do not agree with the Joint Representatives (for themselves and on behalf of the underwriters) on the pricing of the offer shares by September 25, 2020.

Sales in the United States

        Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. J.P. Morgan Securities plc will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, J.P. Morgan Securities LLC. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our ordinary shares in the United States. Jefferies Hong Kong Limited will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Jefferies LLC. Merrill Lynch (Asia Pacific) Limited will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, BofA Securities, Inc. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Credit Suisse (Hong Kong) Limited will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Credit Suisse Securities (USA) LLC. Haitong International Securities Company Limited is not a broker-dealer registered with the SEC. Therefore, to the extent it intends to make any offers or sales of ADSs in the United States, Haitong International Securities Company Limited will do so only through its SEC-registered broker-dealer affiliate in the United States, Haitong International Securities (USA) Inc.

Compensation and Expenses

        The following table shows the per share and total underwriting discounts and commissions to be paid to the international underwriters by us. These amounts include gross proceeds of the International Offering that may be paid to the international underwriters and are shown assuming both no exercise and full exercise of the international underwriters' option to purchase up to an additional 1,584,600 ordinary shares. Total underwriting discounts and commissions to be paid to the international underwriters represent        % of the total gross proceeds of the International Offering (assuming the option to purchase additional ordinary shares is not exercised).

Paid by Us	No Exercise	Full Exercise
Per ordinary share	HK$	HK$
Total	HK$	HK$

        The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting discounts and commissions, are approximately HK$43.0 million (US$5.5 million).

        Pursuant to a letter agreement we entered into with J.P. Morgan Securities (Far East) Limited, Goldman Sachs (Asia) L.L.C. and Citigroup Global Markets Asia Limited on June 17, 2020, in the event we, within 18 months of the date thereof, determine to issue any equity, equity-linked or debt securities, whether through a public offering or through a private placement, enter into a syndicated credit facility, and/or engage in an interest rate or currency hedging transaction or any other derivative or foreign exchange structure related to equity, equity-linked or debt securities, or the Additional Transactions, we may offer, to the fullest extent permitted by applicable law, J.P. Morgan Securities (Far East) Limited, Goldman Sachs (Asia) L.L.C. and Citigroup Global Markets Asia Limited the right to act as lead managers, bookrunners and global coordinators and/or lead agents, in the case of such offering or placement, as lead arrangers and bookrunner syndication agents in the case of any such credit facility, and as exclusive structuring advisors and arrangers in the case of any such hedging or derivative transaction. If we determine in our reasonable good faith judgment to terminate the letter agreement for cause with respect to any of the three banks, we shall be released from our obligations described above to such bank in connection with any Additional Transaction that is subject to Rule 5110 of the Financial Industry Regulatory Authority, Inc.

International Underwriters' Option to Purchase Additional Ordinary Shares

        In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Joint Representatives (on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong Public Offering, to purchase up to an aggregate of 1,584,600 additional ordinary shares, representing not more than 15% of the total number of ordinary shares initially available under the Global Offering, at the public offering price under the International Offering to, among other things, cover over-allocations in the International Offering, if any.

        Goldman Sachs (Asia) L.L.C. or its affiliate expects to enter into a borrowing arrangement with QM11 Limited that is intended to facilitate the settlement of over-allocations. If such agreement is entered into, Goldman Sachs (Asia) L.L.C. or its affiliate is obligated to return ordinary shares to QM11 Limited by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or QM11 Limited for the loan of the ordinary shares.

        If the international underwriters' option to purchase additional ordinary shares is exercised in full, the additional ordinary shares to be issued pursuant thereto will represent approximately 1.8% of our total ordinary shares issued and outstanding immediately following the completion of the Global Offering. If the international underwriters exercise their option to purchase additional ordinary shares, an announcement will be made.

Lock-Up Agreements

        We have undertaken to the underwriters that, without the prior written consent of the Joint Sponsors, we will not, during the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date, directly or indirectly take any of the following actions with respect to our ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs (such ordinary shares, ADSs and securities are collectively referred to in this prospectus supplement as lock-up securities): (i) offer, sell, issue, pledge, contract to sell or otherwise dispose of lock-up securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase lock-up securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in lock-up securities within the meaning of Section 16 of the Exchange Act or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any lock-up securities, whether any such transaction described in clauses (i) or (ii) is to be settled by delivery of lock-up securities, in cash or otherwise; (v) file with the SEC a registration statement under the Securities Act relating to lock-up securities, subject to certain exceptions. Notwithstanding the restrictions described above, we may:

  •
  sell, or cause to be sold, the ordinary shares to be sold and/or issued hereunder;

  •
  issue ordinary shares or ADSs or the grants of options to purchase ordinary shares, restricted shares or any other equity-linked rights issuable under our share incentive plans existing on the date of this prospectus supplement, including the effect of one or more bulk issuances of ordinary shares or ADSs upon deposit of ordinary shares with the depositary, and delivered to our brokerage accounts existing on the date of this prospectus supplement, in contemplation of further issuance under our share incentive plans existing on the date of this prospectus supplement;

  •
  effect any capitalization issue, capital reduction or consolidation of the ordinary shares;

  •
  issue securities upon the exercise of an option or a warrant or the vesting of any share award granted under our share incentive plans existing on the date of this prospectus supplement or the conversion of a security outstanding on the date of this prospectus supplement;

  •
  repurchase securities pursuant to our share repurchase programs; and

  •
  issue any ordinary shares pursuant to the conversion or exchange of convertible or exchangeable securities, including preferred shares and warrants, as described in this prospectus supplement; or

(vi) make or agree to make any public disclosure of any intention to make any such offer, pledge, sale or disposition, or enter into any such transaction, swap, hedge or other arrangement, or file any such registration statement as specified in clauses (i) to (v) above.

Lock-Up Agreements with Directors, Executive Officers and QM11 Limited

        Each of our directors, executive officers who holds interest in our ordinary shares and QM11 Limited has agreed with the underwriters that, during the period commencing on the price determination date and ending on the date that is 90 days after the price determination date, without the prior written consent of the Joint Representatives, they will not, among other things: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any ADSs or ordinary shares or any securities convertible into or exercisable or exchangeable for ADSs or ordinary shares (including without limitation, ADSs or ordinary shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs or ordinary shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or ordinary shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs or ordinary shares.

        The restrictions described in the immediately preceding paragraph do not apply to, among other items:

  •
  transfers of ADSs or ordinary shares or such other securities as a bona fide gift or gifts or by testate succession or intestate distribution;

  •
  any ADSs or ordinary shares acquired by a lock-up party in the open market;

  •
  the exercise of stock options or other similar awards granted pursuant to our equity incentive plans, as described herein; provided that the terms of the lock-up agreement shall apply to any ADSs or ordinary shares of a lock-up party issued upon such exercise;

  •
  any ordinary shares or such other securities that are used for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award or equity-based compensation granted pursuant to our equity incentive plans, as described herein, or in connection with tax or other obligations as a result of testate succession or intestate distribution;

  •
  transfers to immediate family member or members, or to a trust, the direct or indirect beneficiaries of which are a lock-up party and/or a member or members of his or her immediate family;

  •
  transfers of ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares to us pursuant to any contractual arrangement that provides for the repurchase of the lock-up party's ordinary shares or such other securities by us or in connection with the termination of the lock-up party's employment with us or the lock-up party's failure to meet certain conditions set out upon receipt of such ordinary shares or other such securities;

  •
  where applicable, any Shares loaned to the Stabilizing Manager pursuant to the Stock Borrowing Agreement;

  •
  subject to certain limitations, distributions of ADSs, ordinary shares or such other securities to members or stockholders of the undersigned or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the lock-up party;

  •
  any transfers, sales, tenders or other dispositions of ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of ordinary shares or such other securities pursuant to which one hundred percent (100%) of our ownership is transferred to such third party (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the lock-up party may agree to transfer, sell, tender or otherwise dispose of ordinary shares or other such securities in connection with such transaction, or vote any ordinary shares or other such securities in favor of any such transaction); provided that such tender offer merger, amalgamation, consolidation or other similar transaction is completed; and

  •
  in the case of our directors and executive officers, any sales made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date of the lock-up agreements, subject to certain conditions, or the establishment of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act on or after the date of the lock-up agreements, provided that no transfers occur under such plan during the lock-up period and certain other conditions are satisfied.

Conditions of the Global Offering

        Acceptance of all applications for our ordinary shares is conditional on, among other things:

  •
  the listing committee of the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the ordinary shares in issue and to be issued pursuant to the Global Offering (including any ordinary shares which may be issued pursuant to the exercise of the option of the international underwriters to purchase additional ordinary shares) and the shares to be issued pursuant to our share incentive plans, on the Main Board of the Hong Kong Stock

    Exchange and such approval not subsequently having been withdrawn or revoked prior to the date on which our ordinary shares are listed on the Hong Kong Stock Exchange;

  •
  the pricing of the ordinary shares having been agreed between the Joint Representatives (for themselves and on behalf of the Underwriters) and us;

  •
  the execution and delivery of the International Underwriting Agreement on or around the price determination date; and

  •
  the obligations of the Hong Kong underwriters under the Hong Kong Underwriting Agreement and the obligations of the international underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective Underwriting Agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of the Hong Kong prospectus.

        If, for any reason, we do not agree with the Joint Representatives (for themselves and on behalf of the underwriters) on the pricing of the ordinary shares on or before September 25, 2020, the Global Offering will not proceed and will lapse.

        The consummation of each of the Hong Kong Public Offering and the International Offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

Dealings Arrangements

        Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. in Hong Kong on                        , 2020, it is expected that dealings in the ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on                        , 2020. The ordinary shares will be traded in board lots of 50 ordinary shares each and the stock code of the ordinary shares will be 9688.

Indemnification

        We have agreed to indemnify the several underwriters and certain of their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

        Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilization is effected is not permitted to exceed the public offer price.

        The Company has appointed Goldman Sachs (Asia) L.L.C. as stabilizing manager. In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the ordinary shares at a level higher than that which might otherwise prevail for a limited period after the listing date. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days after the last day for lodging applications under the Hong Kong Public Offering. The Company will not, and will cause its affiliates or any of its or its affiliates' respective directors, officers, employees, or any person acting on its behalf or on behalf of any of the foregoing persons not to conduct any stabilizing action.

        Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (b) selling or agreeing to sell the ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (c) purchasing, or agreeing to purchase, the ordinary shares pursuant to the option to purchase additional ordinary shares in order to close out any position established under clauses (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (e) selling or agreeing to sell any ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.

        Specifically, prospective applicants for and investors in the ordinary shares should note that:

  •
  the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the ordinary shares;

  •
  there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

  •
  liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the ordinary shares;

  •
  the stabilizing action can be taken to support the price of the ordinary shares for longer than the stabilization period, which will begin on the listing date, and is expected to expire on October 22, 2020, being the 30th day after the last day for lodging applications under the Hong Kong Public Offering. After this date, when no further stabilizing action may be taken, demand for the ordinary shares, and therefore the price of the ordinary shares, could fall;

  •
  the price of the ordinary shares cannot be assured to stay at or above the public offer price by the taking of any stabilizing action; and

  •
  stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the ordinary shares.

        We will ensure or procure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

        In addition, stabilization transactions with respect to the ADSs may be effected by one of the underwriters or its affiliates before the listing of the ordinary shares on the Hong Kong Stock Exchange in accordance with applicable laws and regulations.

Activities by Underwriters

        Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.

When engaging in any of these activities, it should be noted that the underwriters are subject to restrictions, including the following:

  •
  the underwriters (other than the stabilizing manager or any person acting for it) must not, in connection with the distribution of the ordinary shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the ordinary shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the ordinary shares at levels other than those which might otherwise prevail in the open market; and

  •
  the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

        The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

        In relation to the ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the ordinary shares (which financing may be secured by the ordinary shares) in the Global Offering, proprietary trading in the ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the ordinary shares, which may have a negative impact on the trading price of the ordinary shares. All such activities could occur in the United States, Hong Kong and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the ordinary shares, in baskets of securities or indices including the ordinary shares, in units of funds that may purchase the ordinary shares, or in derivatives related to any of the foregoing.

        In relation to issues by underwriters or their respective affiliates of any listed securities having the ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the ordinary shares in most cases.

        All such activities may occur both during and after the end of the stabilizing period described under "Stabilization" above. Such activities may affect the market price or value of the ordinary shares, the liquidity or trading volume in the ordinary shares and the volatility of the price of the ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

        Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

        In addition, the underwriters or their respective affiliates may provide financing to investors to finance their subscriptions of ordinary shares in the Global Offering.

        The address of J.P. Morgan Securities plc is 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom. The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, NY 10179, United States of America. The address of Goldman Sachs (Asia) L.L.C., 68/F, Cheung Kong Center, 2 Queen's Road Central, Hong Kong. The address of Citigroup Global Markets Limited is 33 Canada Square, Canary Wharf, London E14 5LB, United Kingdom. The address of Jefferies Hong Kong Limited is Suite 2201, 22/F, Cheung Kong Center, 2 Queen's Road Central, Hong Kong. The address of Merrill Lynch (Asia Pacific) Limited is 55/F, Cheung Kong Center, 2 Queen's Road Central, Central, Hong Kong. The address of Credit Suisse (Hong Kong) Limited is Level 88, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong. The address of China International Capital Corporation Hong Kong Securities Limited is 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. The address of Haitong International Securities Company Limited is 22/F, Li Po Chun Chambers 189 Des Voeux Road Central.

Selling Restrictions

Notice to Prospective Investors in Canada

        The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any related document) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each a "Member State"), no ordinary shares have been offered or will be offered pursuant to the Global Offering to the public in that Member State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

  (a)
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators; or

  (c)
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and our company that it is a "qualified investor" within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any ordinary shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the Joint Global Coordinators have been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer to the public" in relation to ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the ordinary shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

        The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the ordinary shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Notice to Prospective Investors in Australia

          (i)  This prospectus supplement:

  •
  does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the "Corporations Act");

  •
  has not been, and will not be, lodged with the Australian Securities and Investments Commission ("ASIC"), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

  •
  may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act ("Exempt Investors").

         (ii)  The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.

        As any offer of ordinary shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issuance of the ordinary shares, offer, transfer, assign or otherwise alienate those ordinary shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

        The ordinary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ordinary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

        The ordinary shares under the International Offering may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (WUMP) Ordinance, or (ii) to "professional investors" within the meaning of the SFO and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (WUMP) Ordinance and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the SFO and any rules made thereunder.

        In purchasing the ordinary shares, save as otherwise permitted under the Hong Kong Listing Rules or within the scope of any other waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:

  •
  you and your ultimate beneficial owners are independent of, and not co-connected or acting in concert with, any of the directors, supervisors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective close associates (as such term is defined in the Hong Kong Listing Rules);

  •
  you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

  •
  you and your ultimate beneficial owners are not a director or existing shareholder holding 10% or more of the ordinary shares of our Company, or a close associate (as such term is defined in the Hong Kong Listing Rules) of any director or existing shareholder holding 10% or more of the ordinary shares of our Company or a nominee of any of the foregoing;

  •
  you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Offer Shares to any core connected person (as the term is defined in the Hong Kong Listing Rules) of ours at the time of completion of this Global Offering;

  •
  you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective close associates (as defined in the Hong Kong Listing Rules) or any of the underwriters;

  •
  you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our core connected persons (as defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

  •
  you and your ultimate beneficial owners are not a core connected person or person who will become a core connected person of our Company (other than a shareholding holding 10% or more of the ordinary shares of our Company) immediately upon completion of the Global Offering, the subscription for Offer Shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our core connected persons in making this subscription for Offer Shares;

  •
  you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our Offer Shares;

  •
  whether you acquire the Offer Shares on your own behalf or as a fiduciary or agent, the Offer Shares are acquired only for the purpose of investment;

  •
  you will require any person for whose accounts you are purchasing our Offer Shares and any person to whom you may offer or sell any of our Offer Shares to comply with the provisions of this section;

  •
  if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as "professional investors" under the Securities and Futures (Professional Investor) Rules;

  •
  you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the international underwriters, us, or any other party involved in the International Offering other than information contained in this prospectus supplement, and that none of the international underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our Company and your own assessment of the merits and risks of investing in the Offer Shares;

  •
  you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners' jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Offer Shares and you acknowledge and agree that none of us, our affiliates and the international underwriters and their respective affiliates shall have any responsibility in this regard;

  •
  you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of the SFC and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix 6 to the Hong Kong Listing Rules. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the international underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws;

  •
  you are not a co-connected client (as defined in Appendix 6 to the Hong Kong Listing Rules) of any of the underwriters;

  •
  you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the international underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Offer Shares, or any other breach of your obligations hereunder;

  •
  you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

  •
  you will not copy or otherwise distribute this prospectus supplement to any third party; and

  •
  we, the international underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Offer Shares are no longer accurate, you will promptly notify us and the international underwriters, and (C) if you are acquiring any of the Offer Shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

Notice to Prospective Investors in Singapore

        Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any ordinary shares or caused the ordinary shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any ordinary shares or cause the ordinary shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares, whether directly or indirectly, to any person in Singapore other than:

  (a)
  to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA;

  (b)
  to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

  (c)
  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

  (i)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law;

  (iv)
  as specified in Section 276(7) of the SFA; or

  (v)
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in China

        This prospectus supplement will not be circulated or distributed in the PRC and the ordinary shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

        The ordinary shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the "FSCMA"), and the ordinary shares have been and will be offered in Korea as a private placement under the FSCMA. None of the ordinary shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the "FETL"). Furthermore, the purchaser of the ordinary shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ordinary shares. By the purchase of the ordinary shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ordinary shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

        No prospectus or other offering material or document in connection with the offer and sale of the ordinary shares has been or will be registered with the Securities Commission of Malaysia (the "Commission") for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the ordinary shares, as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ordinary shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

        The ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ordinary shares in Taiwan.

Notice to Prospective Investors in Saudi Arabia

        This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority ("CMA") pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the "CMA Regulations"). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.

Notice to Prospective Investors in Brazil

        The securities have not been, and will not be, registered with the Comissão de Valores Mobiliários, or CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without such prior registration. Documents relating to the offering of the ordinary shares, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the ordinary shares is not a public offering of securities in Brazil, nor may they be used in connection with any offer for subscription or sale of the securities to the public in Brazil. The ordinary shares will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering or distribution of securities under applicable Brazilian laws and regulations.

Notice to Prospective Investors in Qatar

        The ordinary shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Kuwait

        Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds," its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Notice to Prospective Investors in the Dubai International Financial Centre ("DIFC")

        This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

        In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

        The ordinary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

TAXATION

        The following is a summary of the material Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in the ADSs and ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof as of the date of this prospectus, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the PRC and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of the ADSs and ordinary shares.

Cayman Islands taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or our shareholders or ADS-holders levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not a party to any double tax treaties that are applicable to any payments made to or by us. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People's Republic of China taxation

        We are a holding company incorporated in the Cayman Islands.

        Under the EIT Law and its implementation rules, an enterprise established outside of China with a "de facto management body" within China is considered as a "resident enterprise," and will be subject to the enterprise income tax on its global income at a rate of 25%. The implementation rules define the term "de facto management body" as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation issued SAT Circular 82, which provides certain specific criteria for determining whether the "de facto management body" of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation's general position on how the "de facto management body" text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, all offshore enterprises controlled by a PRC enterprise or PRC enterprise groups will be regarded as a PRC tax resident by virtue of having its "de facto management body" in China only if all of the following conditions are met:

  (i)
  the primary location of the day-to-day operational management is in the PRC;

  (ii)
  decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

  (iii)
  the enterprise's primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and

  (iv)
  at least 50% of voting board members or senior executives habitually reside in China.

        We believe that none of Zai Lab Limited and its subsidiaries outside of China is a PRC resident enterprise for PRC tax purposes. Zai Lab Limited is not controlled by a PRC enterprise or PRC enterprise groups, and we do not believe that Zai Lab Limited meets all of the conditions above. Zai Lab Limited is a company incorporated outside China. As a holding company, some of its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. For the same reasons, we believe our other subsidiaries outside of China are also not PRC resident enterprises. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body."

        If the PRC tax authorities determine that Zai Lab Limited is a PRC resident enterprise for EIT purposes, we may be required to withhold tax at a rate of 10% on dividends we pay to our shareholders, including holders of our ADSs, that are non-resident enterprises. In addition, non-resident enterprise shareholders (including our ADS holders) may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of ADS or ordinary shares, if such income is treated as sourced from within China. Furthermore, gains derived by our non-PRC individual shareholders from the sale of our shares and ADSs may be subject to a 20% PRC withholding tax. It is unclear whether our non-PRC individual shareholders (including our ADS holders) would be subject to any PRC tax (including withholding tax) on dividends received by such non-PRC individual shareholders in the event we are deemed to be a PRC resident enterprise. If any PRC tax were to apply to dividends realized by non-PRC individuals, it would generally apply at a rate of 20%. The PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether non-PRC shareholders of Zai Lab Limited would be able to claim the benefits of any tax treaty between their country of tax residence and China in the event that Zai Lab Limited is treated as a PRC resident enterprise. If our Cayman Islands holding company, Zai Lab Limited, is not deemed to be a PRC resident enterprise, holders of our ADSs and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or ADSs.

        Pursuant to the EIT Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in China, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the tax rate in respect to dividends paid by a PRC enterprise to a Hong Kong enterprise is reduced to 5% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to be eligible for the reduced tax rate: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Taxpayer to Enjoy Treatments under Treaties became effective in January 2020, according to which, where non-resident enterprises judge by themselves that they meet the conditions for entitlement to reduced tax rate according to tax treaties, they may enjoy such entitlement after reporting required information to competent tax authorities provided that they shall collect and retain relevant documents for future reference and inspections. Accordingly, our subsidiary Zai Lab (Hong Kong) Limited may be eligible for the 5% tax rate for the dividends it receives from its PRC incorporated subsidiaries if they satisfy the conditions prescribed under SAT Circular 81 and other relevant tax rules and regulations and complete the necessary government formalities. However, according to SAT Circular 81, if the relevant tax authorities determine our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable tax rate on dividends in the future.

Material United States federal income tax considerations

        In the opinion of Davis Polk & Wardwell LLP, the following are material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of our ADSs or underlying shares. This discussion applies only to ADSs acquired in this offering (or the underlying shares) that are held by you as capital assets for U.S. federal income tax purposes. This discussion is not a comprehensive description of all of the tax considerations that may be relevant to you in your particular circumstances. In addition, it does not describe any alternative minimum or Medicare contribution tax considerations, or tax consequences applicable to you if you are subject to special rules, such as if you are:

  •
  one of certain financial institutions;

  •
  a dealer or trader in securities that uses a mark-to-market method of tax accounting;

  •
  a person holding ADSs or shares as part of a straddle or integrated transaction or entering into a constructive sale with respect to our ADSs or shares;

  •
  a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  •
  an entity classified as a partnership for U.S. federal income tax purposes or a partner therein;

  •
  a tax exempt entity, "individual retirement account" or "Roth IRA";

  •
  a person that owns or is deemed to own ADSs or shares representing 10% or more of our shares by vote or value; or

  •
  a person holding ADSs or shares in connection with a trade or business conducted outside of the United States;

        If you are classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of you and your partners will generally depend on your activities and the status of your partners. Partnerships holding ADSs or shares and their partners should consult their tax advisers as to the particular U.S. federal income tax consequences of acquiring, owning or disposing of the ADSs or shares.

        This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the U.S.-PRC income tax treaty (the "Treaty"), all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

        For purposes of this discussion, you are a "U.S. Holder" if for U.S. federal income tax purposes you are a beneficial owner of ADSs or shares and:

  •
  a citizen or individual resident of the United States;

  •
  a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        In general, if you own ADSs you will be treated as the owner of the underlying shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if you exchange ADSs for the underlying shares represented by those ADSs.

Taxation of Distributions

        The following discussion is subject to the discussion under "—Passive Foreign Investment Company Rules" below.

        Distributions paid on ADSs or shares, other than certain pro rata distributions of shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that any distributions will be reported to you as dividends. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders of ADSs may be taxable at a favorable rate. Dividends will be included in your income on the date of your, or in the case of ADSs, the depositary's, receipt of the dividend. The amount of any dividend income paid in non-U.S. currency will be the U.S. dollar amount calculated by reference to the spot rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, you generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. You may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

        Dividends will be treated as foreign-source income for foreign tax credit purposes. As described in "—PRC Taxation," dividends paid by us may be subject to PRC withholding tax. For U.S. federal income tax purposes, the amount of the dividend income will include any amounts withheld in respect of PRC withholding tax. Subject to applicable limitations, which vary depending upon your circumstances, PRC taxes withheld from dividend payments (at a rate not exceeding the applicable Treaty rate) generally will be creditable against your U.S. federal income tax liability. The rules governing foreign taxes are complex and you should consult your tax advisers regarding the creditability of foreign tax credits in your particular circumstances. In lieu of claiming a credit, you may elect to deduct PRC taxes in computing your taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of ADSs or Shares

        The following discussion is subject to the discussion under "—Passive Foreign Investment Company Rules" below.

        Gain or loss realized on the sale or other taxable disposition of ADSs or shares will be capital gain or loss, and will be long-term capital gain or loss if you held the ADSs or shares for more than one year. The amount of the gain or loss will equal the difference between your tax basis in the ADSs or shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

        As described in "—PRC Taxation," gains on the sale of ADSs or shares may be subject to PRC taxes. You are entitled to use foreign tax credits to offset only the portion of your U.S. federal income tax liability that is attributable to foreign-source income. Because under the Code capital gains of U.S. persons are generally treated as U.S.-source income, this limitation may preclude you from claiming a credit for all or a portion of any PRC taxes imposed on any such gains. However, if you are eligible for the benefits of the Treaty, you may elect to treat the gain as PRC-source and therefore claim foreign tax credits in respect of PRC taxes on such disposition gains, subject to applicable limitations. You should consult your tax advisor regarding their eligibility for the benefits of the Treaty and the creditability of any PRC tax on disposition gains in your particular circumstances.

Passive Foreign Investment Company Rules

        In general, a non-U.S. corporation will be a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the value of its assets (generally determined on a quarterly average basis) consists of assets that produce, or are held for the production of, passive income (the "asset test"). For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes interest, dividends, investment gains, rents and royalties (other than certain rents or royalties derived in the active conduct of a trade or business). For these purposes, cash is a passive asset and the value of a non-U.S. corporation's goodwill (which may be determined by reference to the excess of the sum of its market capitalization and liabilities over its booked assets) generally should be an active asset to the extent attributable to business activities that produce non-passive income.

        However, our assets other than goodwill are expected to consist primarily of cash and cash equivalents for the foreseeable future. Therefore, whether we will satisfy the asset test for the current or any future taxable year will depend largely on the quarterly value of our goodwill (which may be determined by reference to the market price of our ADSs from time to time, which could be volatile given the nature and early stage of our business). If our market capitalization declines while we continue to hold a significant amount of cash (including cash raised in this offering), the risk that we will be a PFIC will increase. Furthermore, because our gross income from sales is not yet significant, we could be a PFIC for any taxable year in which our interest and other investment income constitutes 75% or more of our total gross income. In addition, a company's PFIC status is an annual determination that can be made only after the end of each taxable year. Based on the current market price of our ADSs and our current and expected composition of income and assets, we do not expect to be a PFIC for our current taxable year, although we cannot give any assurance as to whether we are a PFIC for the current or any future taxable year.

        If we are a PFIC for any taxable year and any of our subsidiaries or other companies in which we own equity interests is also a PFIC (any such entity, a "Lower-tier PFIC"), you will be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and will be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if you held your proportionate share of these shares directly, even though you will not receive the proceeds of those distributions or dispositions.

        Generally, if we are a PFIC for any taxable year during which you hold ADSs or shares, gain recognized upon a disposition (including, under certain circumstances, a pledge) of ADSs or shares will be allocated ratably over your holding period for the ADSs or shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the resulting tax liability for each relevant taxable year. Further, to the extent that any distribution received by you on your ADSs or shares exceeds 125% of the average of the annual distributions on the ADSs or shares received during the preceding three years or your holding period, whichever is shorter, that distribution will be subject to taxation in the same manner.

        If we are a PFIC for any taxable year during which you own ADSs or shares, we will generally continue to be treated as a PFIC with respect to you for all succeeding years during which you own ADSs or shares, even if we cease to meet the threshold requirements for PFIC status. If we are a PFIC for any taxable year but cease to be PFIC for subsequent years, you should consult your tax adviser regarding the availability of a "deemed sale" election that would allow you to eliminate the continuing PFIC status under certain circumstances.

        Alternatively, if we are a PFIC and if our ADSs or shares are "regularly traded" on a "qualified exchange," you may be able to make a mark-to-market election that would result in tax treatment different from the general tax treatment described in the preceding paragraphs. Our ADSs will be treated as "regularly traded" in any calendar year in which more than a de minimis quantity of the ADSs, as the case may be, are traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq market on which the ADSs are listed is a qualified exchange for this purpose. If we are a PFIC and you make a mark-to-market election with respect to our ADSs, you generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If you make the election, your tax basis in the ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). There is no provision under the Code, Treasury regulations or administrative guidance that would permit you to make a mark-to-market election with respect to Lower-tier PFICs, if any.

        You may be subject to alternative treatment if we are a PFIC for any taxable year and we provide the information necessary to make a qualified electing fund ("QEF") election. If we determine at our discretion that we were a PFIC for any taxable year, we will provide to you, following your request, the information necessary for you to make a QEF election with respect to us. In that event, we will endeavor to cause each Lower-tier PFIC that we control to provide the relevant information with respect to that Lower-tier PFIC. However, there can be no assurance that we will be able to cause any Lower-tier PFIC we do not control to provide such information. We may elect to provide the information necessary to make the QEF election on our website. You must make the QEF Election for a PFIC for the first taxable year that we are treated as a PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to your timely filed U.S. federal income tax return for that year. If we determine that we are a PFIC for any taxable year and you make a timely QEF Election with respect to us, your tax treatment will be different from the PFIC consequences described above. You will be taxable on a current basis on your pro rata share of our ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that we are a PFIC. If you make a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in your income under the QEF Election would not be taxable to you. You will increase your tax basis in your ADSs or shares by an amount equal to any income included under the QEF Election and will decrease your tax basis by any amount distributed on the ADSs or shares that is not included in your income. In addition, you will recognize capital gain or loss on the disposition of ADSs or shares in an amount equal to the difference between the amount realized and your adjusted tax basis in the ADSs or shares, as determined in U.S. dollars. If you make QEF Elections with respect to us and Lower-tier PFICs, if any, you may be required to pay U.S. federal income tax with respect to your ADSs or shares for any taxable year significantly in excess of any cash distributions received on the ADSs or shares for such taxable year. You should consult your tax advisor regarding making QEF Elections in your particular circumstances.

        If you own ADSs or shares during any year in which we are a PFIC (or any year in which we are treated as a PFIC with respect to you), you generally will be required to file annual reports on IRS Form 8621 (or any successor form) with respect to us, generally with your federal income tax return for that year. Additionally, if we are a PFIC for the taxable year in which we paid a dividend or the prior taxable year, the favorable rate discussed above with respect to dividends paid to certain non-corporate

U.S. Holders would not apply. You should consult your tax adviser regarding the determination of whether we are a PFIC for any taxable year and the potential application of the PFIC rules.

Information Reporting and Backup Withholding

        Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) you are a corporation or other exempt recipient or (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

        THE ABOVE DISCUSSION DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO YOU. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE ADSs.

LEGAL MATTERS

        We are being represented by Davis Polk & Wardwell LLP with respect to legal matters of United States federal securities, New York State law and Hong Kong law. The underwriters are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters as to United States federal securities, New York State law and Hong Kong law. The validity of the ordinary shares offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Certain legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm and for the underwriters by Commerce & Finance Law Offices. Davis Polk & Wardwell LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law and Zhong Lun Law Firm with respect to matters governed by PRC law. Simpson Thacher & Bartlett LLP may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from our annual report for the fiscal year ended December 31, 2019 on Form 20-F filed with the SEC on April 29, 2020, have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The audited financial statements as of June 30, 2020 and for the six months ended June 30, 2020 included in Exhibit 99.1, titled "Consolidated Financial Statements as of June 30, 2020 and for the six months ended June 30, 2019 (unaudited) and 2020," to Zai Lab Limited's Form 6-K dated September 11, 2020 have been so incorporated in reliance on the report of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The office of Deloitte Touche Tohmatsu Certified Public Accountants LLP is located at 30/F Bund Center, 222 East Yan An Road, Shanghai 200002, People's Republic of China.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Documents that we file with the SEC are also available on the website maintained by the SEC (www.sec.gov). Those filings are also available to the public on, or accessible through, our website at www.zailaboratory.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

        This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of Zai Lab Limited, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC's website.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information that we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus supplement. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete this offering using this prospectus supplement:

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  The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on September 14, 2017, including any amendment or report filed for the purpose of updating such description.

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  Our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 29, 2020.

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  Exhibit 1.1 to our current report on Form 6-K, furnished to the SEC on September 4, 2020, titled "Fifth Amended and Restated Memorandum of Association of Zai Lab Limited";

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  Exhibit 23.1 to our current report on Form 6-K, furnished to the SEC on September 11, 2020, titled "Consent of Independent Registered Public Accounting Firm";

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  Exhibit 99.1 to our current report on Form 6-K, furnished to the SEC on September 11, 2020, titled "Consolidated Financial Statements as of June 30, 2020 and for the six months ended June 30, 2019 (unaudited) and 2020";

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  Exhibit 99.1 to our current report on Form 6-K, furnished to the SEC on September 11, 2020, titled "Zai Lab Limited Supplemental and Updated Disclosures";

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  any future annual reports on Form 20-F filed with the SEC after this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

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  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

        Information that we file with the SEC will automatically update and supersede the information included in this prospectus supplement or previously incorporated by reference into this prospectus supplement. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus supplement.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Zai Lab Limited
4560 Jinke Road
Bldg. 1, Fourth Floor
Pudong
Shanghai, China 201210
+86 21 6163 2588

        You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

ZAI LAB LIMITED

Ordinary Shares
in the form of ordinary shares or American depositary shares

        Zai Lab Limited may use this prospectus to offer from time to time ordinary shares, directly or in the form of American depositary shares. Zai Lab Limited's American depositary shares, or ADSs, each representing one ordinary share, are listed on NASDAQ Global Market under the symbol "ZLAB."

        In addition, from time to time, any selling shareholders named in a prospectus supplement may offer and sell our ordinary shares, including ordinary shares represented by ADSs, held by them. We will not receive any proceeds from the sale of shares of our ordinary shares by the selling shareholders.

        We will provide the specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        The ordinary shares may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our ordinary shares, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See "Plan of Distribution."

        The addresses and telephone numbers of our principal executive offices are set forth on page 4.

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page 5.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Prospectus dated March 29, 2019.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering, including the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference."

        If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

        You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

        In this prospectus, the terms "we," "our" and "us" refer to Zai Lab Limited. Zai Lab Limited will be the issuer in an offering of ordinary shares. The ordinary shares, including ordinary shares in the form of ADSs, that may be offered using this prospectus are referred to collectively as the securities.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our operational results and other future conditions. Forward-looking statements can be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "seek," "target," "potential," "will," "would," "could," "should," "continue," "contemplate" and other similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated herein by reference and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the "Risk Factors" section of this prospectus and the documents incorporated herein by reference, which include, but are not limited to, the following:

  •
  our ability to successfully commercialize ZEJULA, Optune and any other products and drug candidates that we may obtain regulatory approval for;

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  the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

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  the ability of our drug candidates to be granted or maintain Category 1 designation with the State Drug Administration, or SDA (formerly known as the CFDA, China Food and Drug Administration), and to receive a faster development, review or approval process;

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  the timing or likelihood of regulatory filings and approvals;

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  our ability to continue to develop our commercial team and our sales and marketing capabilities;

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  our ability to contract on commercially reasonable terms with contract research organizations, or CROs, third-party suppliers and manufacturers;

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  the pricing and reimbursement of our drug candidates, if approved;

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  our ability to contract on commercially reasonable terms with CROs;

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  the disruption of our business relationships with our licensors;

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  our ability to operate our business without breaching our licenses or other intellectual property-related agreements;

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  cost associated with defending against intellectual property infringement, product liability and other claims;

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  regulatory developments in China, the United States and other jurisdictions;

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  the ability to obtain additional funding for our operations;

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  the rate and degree of market acceptance of our products and drug candidates;

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  developments relating to our competitors and our industry;

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  our ability to effectively manage our growth; and

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  our ability to retain key executives and to attract, retain and motivate personnel.

        These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus and the documents incorporated herein by reference.

        Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus and the documents incorporated herein by reference. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this prospectus and the documents incorporated herein by reference, those results or developments may not be indicative of results or developments in subsequent periods.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus and the documents incorporated herein by reference speaks only as of the date of such statement. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

 OUR COMPANY

        We are an innovative, research-based, commercial-stage biopharmaceutical company based in China and United States focusing on discovering or licensing, developing and commercializing proprietary therapeutics that address areas of large unmet medical need in the China and global markets, including in the fields of oncology, infectious and autoimmune diseases. As part of that effort, we have assembled a leadership team with global experience and an extensive track record in navigating the regulatory process to develop and commercialize innovative drugs first in China and, potentially, in the rest of the world. Our mission is to leverage our expertise and insight to address the expanding needs of Chinese patients in order to transform their lives and eventually utilize our China-based competencies to impact human health worldwide.

        Our company was founded in the Cayman Islands on March 28, 2013 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. Our principal executive offices are located at 4560 Jinke Road, Bldg. 1, Fourth Floor, Pudong, Shanghai, China 201210. Our telephone number at that address is +86 21 6163 2588. The address of our registered office in the Cayman Islands is Harbour Place 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KY1-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 10 E. 40th Street, 10th Floor, New York, NY 10016.

        For more information about us, see "Item 4. Information on the Company" in our Form 20-F.

 RISK FACTORS

        Investing in the securities offered using this prospectus involves risk. Before you decide to buy our securities, you should carefully consider the risks described under the heading "Risk Factors" in our most recent annual report for the year ended December 31, 2018 on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

        Please see "Where You Can Find More Information" and "Incorporation of Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

  •
  political and economic stability;

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  an effective judicial system;

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  a favorable tax system;

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  the absence of exchange control or currency restrictions; and

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  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

  •
  the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

  •
  Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. All of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Cogency Global Inc., located at 10 E. 40th Street, 10th Floor, New York, NY 10016 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

        Travers Thorp Alberga, our legal counsel as to Cayman Islands law has advised us that there is uncertainty as to whether the courts of the Cayman Islands, and there is also uncertainty as to whether the courts of the China, would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        There is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

Travers Thorp Alberga has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

  •
  is given by a competent foreign court with jurisdiction to give the judgment;

  •
  imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation);

  •
  is final and conclusive;

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  is not in respect of taxes, a fine or a penalty; and

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  was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

        The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to China by virtue only of holding our ADSs or ordinary shares.

        In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities offered by us as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands company, and our affairs are governed by our Fourth Amended and Restated Memorandum of Association and the Companies Law.

        Our authorized share capital consists of $5,000.00 divided into 83,333,333 ordinary shares, with a par value of $0.00006 each. As of March 1, 2019, we had 58,355,903 ordinary shares outstanding.

        The following are summaries of material provisions of our Fourth Amended and Restated Memorandum of Association, which became effective immediately prior to the completion of our initial public offering in September 2017, insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

        General .    Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Certificates representing the ordinary shares are issued in registered form.

        Dividends .    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our Fourth Amended and Restated Memorandum of Association provides that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law. Holders of ordinary shares will be entitled to the same amount of dividends, if declared.

        Voting rights .    In respect of all matters subject to a shareholders' vote, each ordinary share is entitled to one vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders present in person or by proxy and who together hold not less than 10% of the nominal value of the total issued voting shares of our company. Each holder of our ordinary shares is entitled to have one vote for each ordinary share registered in his or her name on our register of members.

        A quorum required for a meeting of shareholders consists of one or more shareholders who hold at least one-third of all voting power of our share capital in issue at the date of the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders' meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the aggregate voting power of our company. Advance notice of at least seven days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our articles of association.

        An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to all issued and outstanding shares cast at a meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Fourth Amended and Restated Memorandum of Association.

        Transfer of ordinary shares .    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

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  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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  the instrument of transfer is in respect of only one class of ordinary shares;

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  the instrument of transfer is properly stamped, if required;

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  in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

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  the shares are free from any lien in favor of the Company; and

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  a fee of such maximum sum as the Nasdaq Global Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

        If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, on 14 days' notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

        Liquidation .    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed by a liquidator who may divide our assets for distribution among our shareholders in his discretion. The liquidator also may vest all or part of our assets in trust. None of our shareholders may be compelled to accept any shares subject to liability.

        Calls on ordinary shares and forfeiture of ordinary shares .    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

        Redemption of ordinary shares .    The Companies Law and Fourth Amended and Restated Memorandum of Association permit us to purchase our own shares. In accordance with our Fourth Amended and Restated Memorandum of Association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

        Variations of rights of shares .    All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

        Inspection of books and records .    Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will file annual audited financial statements with the SEC. See "Incorporation of Documents by Reference."

        Issuance of additional shares .    Our Fourth Amended and Restated Memorandum of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

        Our Fourth Amended and Restated Memorandum of Association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

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  the designation of the series;

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  the number of shares of the series;

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  the dividend rights, dividend rates, conversion rights, voting rights; and

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  the rights and terms of redemption and liquidation preferences.

        Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

        Anti-takeover provisions .    Some provisions of our Fourth Amended and Restated Memorandum of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

        Exempted company .    We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

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  does not have to file an annual return of its shareholders with the Registrar of Companies;

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  is not required to open its register of members for inspection;

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  does not have to hold an annual general meeting;

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  may issue negotiable or bearer shares or shares with no par value;

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  may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  may register as a limited duration company; and

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  may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in corporate law

        The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

        Mergers and similar arrangements .    A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (i) a special resolution of the shareholders and (ii) such other authorization, if any, as may be specified in such constituent company's articles of association.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Shareholders' suits .    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

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  a company acts or proposes to act illegally or ultra vires;

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  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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  those who control the company are perpetrating a "fraud on the minority."

        Indemnification of directors and executive officers and limitation of liability .    Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Fourth Amended and Restated Memorandum of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Fourth Amended and Restated Memorandum of Association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Directors' fiduciary duties .    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

        Shareholder action by written consent .    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Fourth Amended and Restated Memorandum of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

        Shareholder proposals .    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Cayman Islands law does not provide shareholders any right to put proposal before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our Fourth Amended and Restated Memorandum of Association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholders' meeting. Other than this right to requisition a shareholders' meeting, our Fourth Amended and Restated Memorandum of Association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings.

        Cumulative voting .    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholders' voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Fourth Amended and Restated Memorandum of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

        Removal of directors .    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Fourth Amended and Restated Memorandum of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

        Transactions with interested shareholders .    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

        Dissolution ; winding up . Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and Fourth Amended and Restated Memorandum of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

        Variation of rights of shares .    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Fourth Amended and Restated Memorandum of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

        Amendment of governing documents .    Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Fourth Amended and Restated Memorandum of Association may only be amended with a special resolution of our shareholders.

        Rights of non-resident or foreign shareholders .    There are no limitations imposed by our fourth memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Fourth Amended and Restated Memorandum of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Registration rights

        In connection with our issuance of Series C preferred shares, we and all of our then shareholders entered into a third amended and restated shareholders agreement in June 2017, or the Shareholders Agreement.

        Pursuant to our shareholders' agreement, we have granted certain registration rights to our shareholders. Such registration rights would terminate with respect to a shareholder upon the earlier of (i) the date of a deemed liquidation event, (ii) five years following the consummation of our IPO in

September 2017 and (iii) such time at which all registrable securities held by a shareholder proposed to be sold may be sold under Rule 144 of the Securities Act in any 90-day period without registration in compliance with Rule 144 of the Securities Act. Set forth below is a description of the registration rights granted under the agreement.

        Demand registration rights .    Upon a written request from the holders of at least 10% of (a) the voting power of the registrable securities, (b) the then outstanding Series B preferred shares and any ordinary shares converted from Series B shares together or (c) the then outstanding Series C preferred shares and any ordinary shares converted from Series C preferred shares together, we must file a registration statement covering the offer and sale of the registrable securities held by the requesting shareholders and other holders who choose to participate in the offering in the event that the anticipated gross receipts from this offering are to exceed $10,000,000. Registrable securities include, among others, our ordinary shares issued or to be issued upon conversion of the preferred shares.

        However, we are not obligated to proceed with a demand registration if we have, within the six-month period preceding the date of such request, already effected a registration under the Securities Act pursuant to the exercise of the holders' demand registration rights or Form F-3 registration rights, or in which the holders had an opportunity to participate in the piggyback registration rights, unless the registrable securities of the holders were excluded from such registration. We have the right to defer filing of a registration statement for up to 90 days if our board of directors determines in good faith that the filing of a registration statement would be materially detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any 12-month period. We are obligated to effect only three demand registrations on forms other than Form F-3 so long as such registrations have been declared or ordered effective.

        F-3 registration rights .    When we are eligible for registration on Form F-3, upon a written request from any holder all registrable securities, we must effect a registration on Form-3 and any related qualification or compliance covering the offer and sale of the registrable securities.

        We are not obligated to effect a Form F-3 registration, among other things, if we have, within the 12-month period preceding the date of the request, already effected two registrations under the Securities Act or if the holders of Registrable securities proposed to sell at an aggregate price to the public less than $2,000,000. We have the right to defer filing of a registration statement for up to 90 days if our board of directors determines in good faith that the filing of a registration statement would be materially detrimental to us and our shareholders, but we cannot exercise the deferral right more than once in any 12-month period.

        Piggyback registration rights .    If we propose to file a registration statement under the Securities Act for purposes of effecting a public offering of our securities (including, but not limited to, registration statements relating to secondary offerings of our securities, but excluding registration statements relating to any employee benefit plan, a corporate reorganization or this offering), we must afford holders of registrable securities an opportunity to include in that registration all or any part of their registrable securities then held. We have the right to terminate or withdraw any registration initiated by us under the piggyback registration rights prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration. The underwriters of any underwritten offering have the right to limit the number of shares with registration rights to be included in the registration statement, subject to certain limitations.

        Expenses of registration .    We will pay all expenses relating to any demand, Form F-3, or piggyback registration except for the underwriting discounts and selling commissions applicable to the sale of registrable securities and certain other limited exceptions.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        Citibank, N.A. acts as the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, 23rd Floor, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A.—Hong Kong, located at 9/F., Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

        We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. ADS holders may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC's website (www.sec.gov). Please refer to Registration Number 333-220256 when retrieving such copy.

        We are providing ADS holders with a summary description of the material terms of the ADSs and of ADS holders' material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge ADS holders to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

        Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one ordinary share that is on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

        An ADSs holder will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents such ADSs. The deposit agreement and the ADR specify our rights and obligations as well as ADS holders' rights and obligations as owner of ADSs and those of the depositary bank. ADS holders appoint the depositary bank to act on their behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

        In addition, applicable laws and regulations may require ADS holders to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. ADS holders are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on ADS holders' behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

        We will not treat ADS holders as our shareholders and ADS holders will not have direct shareholder rights. The depositary bank will hold on ADS holders' behalf the shareholder rights attached to the ordinary shares underlying the ADSs. ADS holders will be able to exercise the shareholders rights for the ordinary shares represented by the ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement, an ADS holder will, as an ADS owner, need to arrange for the cancellation of such ADSs and become a direct shareholder.

        The manner in which ADS holders owns the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect the holders' rights and obligations, and the manner in which, and extent to which, the depositary bank's services are made available to the holders. An ADS holder may hold the ADSs either by means of an ADR registered in such holder's name, through a brokerage or safekeeping account, or through an account established by the depositary bank in such holder's name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system" or "DRS"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company ("DTC"), the central book-entry clearing and settlement system for equity securities in the United States. If an ADS holder decides to hold the ADSs through such holder's brokerage or safekeeping account, the holder must rely on the procedures of his/her broker or bank to assert his/her rights as an ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit an ADS holder's ability to exercise such holder's rights as an owner of ADSs. ADS holders should consult with their broker or bank if they have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes ADS holders have opted to own the ADSs directly by means of ADSs registered in such holders' name and, as such, we will refer to ADS holders as the "holders."

        The registration of the ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and distributions

        Holders of ADSs generally have the right to receive the distributions we make on the securities deposited with the custodian. ADS holders' receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to Cayman Islands laws and regulations.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of shares

        Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS holders hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of rights

        Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

        The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). Holders may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of such rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to holders if:

  •
  We do not timely request that the rights be distributed to holders or we request that the rights not be distributed to holders; or

  •
  We fail to deliver satisfactory documents to the depositary bank; or

  •
  It is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to holders. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to holders only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable holders to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to holders, holders will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other distributions

        Whenever we intend to distribute property other than cash, ordinary shares or rights to subscribe for additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to holders. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to holders and if we provide to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

        The depositary bank will not distribute the property to holders and will sell the property if:

  •
  We do not request that the property be distributed to holders or if we request that the property not be distributed to holders; or

  •
  We do not deliver satisfactory documents to the depositary bank; or

  •
  The depositary bank determines that all or a portion of the distribution to holders is not reasonably practicable; or

  •
  The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. Holders may have to pay fees, expenses, taxes and other governmental charges upon the redemption of the ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes affecting ordinary shares

        The ordinary shares held on deposit for the ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

        If any such change were to occur, the ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to holders, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of holders' existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary bank may not lawfully distribute such property to holders, the depositary bank may sell such property and distribute the net proceeds to holders as in the case of a cash distribution.

Issuance of ADSs upon deposit of ordinary shares

        Our ordinary shares have been and will be deposited with the custodian. The depositary bank may create ADSs on a holder's behalf if such holder or such holder's broker deposits ordinary shares with the custodian. The depositary bank will deliver these ADSs to the person such holder indicates only after such holder pays any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Holders' ability to deposit ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When a holder makes a deposit of ordinary shares, such holder will be responsible for transferring good and valid title to the depositary bank. As such, the holder will be deemed to represent and warrant that:

  •
  The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

  •
  All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

  •
  The holder is duly authorized to deposit the ordinary shares.

  •
  The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement).

  •
  The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at holders' cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, combination and split up of ADRs

        Holders will be entitled to transfer, combine or split up their ADRs and the ADSs evidenced thereby. For transfers of ADRs, a holder will have to surrender the ADRs to be transferred to the depositary bank and also must:

  •
  ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

  •
  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

  •
  provide any transfer stamps required by the State of New York or the United States; and

  •
  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have the ADRs either combined or split up, a holder must surrender his/her ADRs in question to the depositary bank with such holder's request to have them combined or split up, and such holder must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of ordinary shares upon cancellation of ADSs

        Holders will be entitled to present their ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian's offices. Holders' ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by the ADSs, holders will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. Holders assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If a holder holds ADSs registered in his/her name, the depositary bank may ask such holder to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel the ADSs. The withdrawal of the ordinary shares represented by the ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        Holders will have the right to withdraw the securities represented by the ADSs at any time except for:

  •
  Temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders' meeting or a payment of dividends.

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  Obligations to pay fees, taxes and similar charges.

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  Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

  •
  The deposit agreement may not be modified to impair holders' right to withdraw the securities represented by the ADSs except to comply with mandatory provisions of law.

Voting rights

        Holders generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by ADSs. The voting rights of holders of ordinary shares are described in "Description of Share Capital."

        At our request, the depositary bank will distribute to holders any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

        If the depositary bank timely receives voting instructions from a holder, it will endeavor to vote the securities (in person or by proxy) represented by the holder's ADSs in accordance with such voting instructions as follows:

  •
  In the event of voting by show of hands , the depositary bank will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders who provide timely voting instructions.

  •
  In the event of voting by poll , the depositary bank will vote (or cause the Custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders.

        In the event of voting by poll, holders in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders' ADSs; provided, that no such instructions shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary bank that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given (x) with respect to any matter as to which we inform the depositary that (i) there exists substantial opposition, or (ii) the rights of holders or the shareholders of our company will be materially adversely affected, and (y) in the event that the vote is on a show of hands.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure that holders will receive voting materials in time to enable them to return voting instructions to the depositary bank in a timely manner.

Fees and charges

        Holders will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees

•

Issuance of ADSs (e.g.,  an issuance of ADS upon a deposit of ordinary shares, upon a change in the ADS(s)-to-share ratio, or for any other reason), excluding ADS issuances as a result of distributions of ordinary shares

Up to U.S. 5¢ per ADS issued
• Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-share ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled
• Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held
• ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank

        Holders will also be responsible to pay certain charges such as:

  •
  taxes (including applicable interest and penalties) and other governmental charges;

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  the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

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  certain cable, telex and facsimile transmission and delivery expenses;

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  the expenses and charges incurred by the depositary bank in the conversion of foreign currency;

  •
  the fees and expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

  •
  the fees and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

        ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

        In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to holders. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of an ADS offering. Note that the fees and charges holders may be required to pay may vary over time and may be changed by us and by the depositary bank. Holders will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Amendments and termination

        We may agree with the depositary bank to modify the deposit agreement at any time without holders' consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to holders' substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges holders are required to pay. In addition, we may not be able to provide holders with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        Holders will be bound by the modifications to the deposit agreement if they continue to hold their ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent holders from withdrawing the ordinary shares represented by the ADSs (except as permitted by law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to holders at least 30 days before termination. Until termination, holders' rights under the deposit agreement will be unaffected.

        After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until holders request the cancellation of their ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of depositary

        The depositary bank will maintain ADS holder records at its depositary office. Holders may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on obligations and liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to holders. Please note the following:

  •
  we and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

  •
  the depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

  •
  the depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to holders on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

  •
  we and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

  •
  we and the depositary bank disclaim any liability if we or the depositary bank, or our respective controlling persons or agents are prevented or forbidden from, or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

  •
  we and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.

  •
  we and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

  •
  we and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to holders.

  •
  we and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

  •
  we and the depositary bank also disclaim liability for any consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise.

  •
  no disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

  •
  nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and holders.

  •
  nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Pre-release transactions

        Subject to the terms and conditions of the deposit agreement, the depositary bank may issue to broker/dealers ADSs before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions," and are entered into between the depositary bank and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the ordinary shares on deposit in the aggregate) and imposes a number of conditions on such transactions (e.g., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        Holders will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. Holders will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on holders' behalf. However, holders may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. Holders are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes arising out of any refund of taxes, reduced rate of withholding or of the tax benefit obtained for or by the holders.

Foreign currency conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. Holder may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to holders for whom the conversion and distribution is lawful and practical.

  •
  Distribute the foreign currency to holders for whom the distribution is lawful and practical.

  •
  Hold the foreign currency (without liability for interest) for the applicable holders.

Governing law/waiver of jury trial

        The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) is governed by the laws of the Cayman Islands.

        By holding an ADS or an interest therein, ADS holders irrevocably agree that any legal suit, action or proceeding against or involving us or the Depositary, arising out of or based upon the deposit agreement, ADSs or ADRs, may only be instituted in a state or federal court in New York, New York, and ADS holders irrevocably waive any objection to the laying of venue and irrevocably submit to the exclusive jurisdiction of such courts with respect to any such suit, action or proceeding.

        AS A PARTY TO THE DEPOSIT AGREEMENT, ADS HOLDERS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT, THE ADRs AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE) AGAINST US AND/OR THE DEPOSITARY BANK.

TAXATION

        Tax considerations relating to the ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 PLAN OF DISTRIBUTION

        We and any selling shareholders may sell the securities offered by this prospectus:

  •
  through or to underwriters;

  •
  through or to dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of these methods.

        The prospectus supplement relating to any offering will identify or describe:

  •
  any underwriter, dealers or agents;

  •
  their compensation;

  •
  the net proceeds to us;

  •
  the purchase price of the securities;

  •
  the initial public offering price of the securities;

  •
  any discounts or concessions allowed or reallowed; and

  •
  confirm any exchange on which the securities will be listed, if any.

Underwriters

        If we or any selling shareholders use underwriters in the sale, we or the selling shareholders will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters' obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or the selling shareholders default in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

        If the prospectus supplement so indicates, we or any selling shareholders may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

        Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

        If we or any selling shareholders use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or the selling shareholders will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

        We or any selling shareholders may sell securities directly or through agents that we or the selling shareholders designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or the selling shareholders will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

        Unless otherwise indicated in the prospectus supplement, we or any selling shareholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

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  commercial and savings banks;

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  insurance companies;

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  pension funds;

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  investment companies;

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  educational and charitable institutions; and

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  other similar institutions as we or any selling shareholders may approve.

        The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution's purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

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  the validity of the arrangements; or

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  the performance by us or the institutional investor.

Indemnification

        Agreements that we or any selling shareholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

 LEGAL MATTERS

        We are being represented by Davis Polk & Wardwell LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the ordinary shares offered in any offering made pursuant to this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from our annual report for the fiscal year ended December 31, 2018 on Form 20-F filed with the SEC on March 29, 2019, have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The office of Deloitte Touche Tohmatsu Certified Public Accountants LLP is located at 30/F Bund Center, 222 East Yan An Road, Shanghai 200002, People's Republic of China.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any document that we file at SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Documents that we files with the SEC are also available on the website maintained by the SEC (www.sec.gov).

        Our ADSs are listed on the Nasdaq Global Market. You can consult reports and other information about Zai Lab Limited that it filed pursuant to the rules.

        We previously filed with the SEC a registration statement on Form F-6 (File Number 333-220256) to register our ADSs covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Zai Lab Limited, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

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  Our annual report on Form 20-F for the fiscal year ended December 31, 2018 filed with the SEC on March 29, 2019; and

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  With respect to each offering of securities under this prospectus, all our future reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

        Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Zai Lab Limited
4560 Jinke Road
Bldg. 1, Fourth Floor
Pudong
Shanghai, China 201210
+86 21 6163 2588

        You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.